UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION STATEMENT

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FARMERS & MERCHANTS BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

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FARMERS & MERCHANTS BANCORP, INC.

307 North Defiance St.

Archbold, Ohio 43502

(419) 446-2501

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

April 16, 2020

To Our Shareholders:

Notice Is Hereby Given that the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc., an Ohio corporation (the “Company”), will be held at Founders Hall, located at Sauder Village, 22611 State Route 2, Archbold, Ohio 43502 on Thursday, April 16, 2020 at 7:00 P.M. (local time), for the following purposes:

1.	Election of Directors - To elect the following twelve nominees to the Board of Directors to serve until the Annual Meeting of Shareholders in 2021:

Andrew J. Briggs	Jo Ellen Hornish	Anthony J. Rupp
Eugene N. Burkholder	Jack C. Johnson	Kevin J. Sauder
Lars B. Eller	Marcia S. Latta	Paul S. Siebenmorgen
Steven A. Everhart	Steven J. Planson	K. Brad Stamm

2.	Nonbinding Say-on-Pay Proposal. An advisory vote to approve the executive compensation programs of the Company.

3.	Nonbinding Auditor Ratification. An advisory vote on the ratification of the Company’s appointment of the independent registered public accounting firm, BKD, LLP.

4.	Other Business. To transact any other business which may properly come before the meeting or any adjournment of it.

The Board of Directors has fixed the close of business on February 26, 2020 as the record date for determination of shareholders who are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

Lydia A. Huber Corporate Secretary

March 12, 2020

Archbold, Ohio

YOUR VOTE IS IMPORTANT

It is important that proxies be returned promptly.  We urge each shareholder to promptly sign the enclosed proxy card and return it in the enclosed envelope which requires no postage, or to use telephone or internet voting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON APRIL 16, 2020

The proxy statement and annual report to security holders are available at:

                      http://www.fm.bank/proxy(FMAO)fm2019/fm_info.cfm

The following items are available at the specified web site:

•	The proxy statement being issued in connection with the 2020 Annual Meeting of Shareholders;

•	The Company’s 2019 Annual Report to Shareholders;

•	The form of proxy for use in connection with the 2020 Annual Meeting of Shareholders; and

•	The Company’s 2019 10-K Report.

Your Vote Is Important

If you hold stock directly in your own name:  Whether or not you plan to be present at the Annual Meeting, please complete, sign, and date the enclosed proxy and return it promptly in the enclosed envelope or if you are a shareholder of record and prefer to do so, follow the voting instructions for internet or telephone voting enclosed.

If you hold stock in a brokerage account, IRA, 401(k) plan, or trust account: With respect to a limited number of proposals, your broker or bank is permitted to vote your shares even when you have not provided instructions on how you would like your shares to be voted. The New York Stock Exchange and the rules of the SEC govern how shares held in brokerage or other accounts may be “discretionarily voted” by brokers and banks in the absence of voting instructions from the actual owner. Under these rules, if you do not direct your broker or bank on how to vote your shares on Proposals One and Two, your shares will remain un-voted on such proposals.

Therefore, if you hold shares in one or more accounts, it is very important that you direct your broker or bank on how to vote your shares for all proposals. Most banks and brokerage firms permit shareholders to direct their votes via the internet or by telephone. Your broker or bank will provide you with instructions for how to direct the voting of your shares.

If you would like to vote your shares in person at the meeting: Please contact Ms. Lydia A. Huber, Corporate Secretary of the Company at (419) 446-2501 if you would like information on how to obtain directions to be able to attend the meeting, and vote in person or if you have any additional questions.

The Proxy Statement, Proxy Card and Farmers & Merchants Bancorp, Inc. 2019 Annual Report will be mailed to shareholders commencing on or about March 12, 2020.

FARMERS & MERCHANTS BANCORP, INC.

Proxy Statement

for

Annual Meeting of Shareholders

April 16, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Farmers & Merchants Bancorp, Inc., an Ohio corporation ("Company"), to be used at the Annual Meeting of Shareholders of the Company, to be held at Founders Hall, located at Sauder Village, 22611 State Route 2, Archbold, Ohio 43502 on Thursday, April 16, 2020 at 7:00 P.M. (local time), and at any adjournments thereof, pursuant to the accompanying Notice of Meeting.

General Information about the Meeting and Voting Securities and Procedures

When will the proxy and annual report be mailed to shareholders?

This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy are being mailed to the Company’s shareholders on or about March 12, 2020.

Who may vote at the meeting?

The Board of Directors has fixed the close of business on February 26, 2020 as the record date for the determination of shareholders who are entitled to notice of and to vote at the meeting.  Subject to your right to vote cumulatively in the election of directors, if properly implemented, you are entitled to one vote for each share of common stock you held on the record date, including shares:

•	held directly in your name; and
•	held for you in an account with a broker, bank or other nominee (shares held in “street name”).

How many shares must be present to hold the meeting?

The Company’s Code of Regulations provides that thirty-three and one-third percent (33 1/3%) of the Company’s shares entitled to vote be present in person or by proxy at any meeting shall constitute a quorum for purposes of holding the meeting and conducting business. As of January 1, 2020, there were 11,136,935 shares of the Company's common stock, without par value (“Common Stock”) outstanding, of which 88,450 shares are subject to restricted stock grants, the holders of which shares are entitled to vote such shares. Each of the holders of the outstanding shares and restricted stock grants totaling 11,136,935 shares are entitled to one vote per share, subject to the right to vote cumulatively in the election of directors, if properly implemented. Your shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or
•	have properly submitted a proxy card or have voted electronically or by telephone prior to the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the meeting.

What proposals will be voted on at the meeting?

There are three proposals scheduled to be voted on at the meeting which include: (i) the election of members to serve on the Company Board of Directors; (ii) an advisory vote to approve the executive compensation programs of the Company: (iii) and an advisory vote on the selection of our independent registered accounting firm, which gives you the opportunity to endorse or not endorse the Company’s appointment of the independent registered public accounting firm.

Who is requesting my vote?

The solicitation of proxies on the enclosed form is made on behalf of the Board of Directors of the Company and will be conducted primarily through the mail.  Please mail your completed proxy in the envelope included with these proxy materials or vote by telephone or the internet. In addition to the use of the mail, members of the Board of Directors and certain officers and employees of the Company or its subsidiary may solicit the return of proxies by telephone, facsimile, and other electronic media or through personal contact. The directors, officers and employees that participate in such solicitation will not receive additional compensation for such efforts but will be reimbursed for out-of-pocket expenses.  The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy will be borne by the Company.

How many votes are required to approve each proposal?

Proposal One:

Directors will be elected by a plurality of the votes cast at the Annual Meeting.  This means that the twelve nominees who receive the largest number of “FOR” votes cast will be elected as directors.

The laws of Ohio, under which the Company is incorporated, and the Company’s Articles of Incorporation provide that if notice in writing is given by any shareholder to the President, Vice President or the Secretary of the Company not less than 48 hours before the time fixed for holding a meeting of shareholders for the purpose of electing directors, that they desire that the voting at that election shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as they possess in voting for directors.  Cumulative voting rights allow shareholders to vote the number of shares owned by them times the number of directors to be elected and to cast such votes for one nominee or to allocate such votes among nominees as they deem appropriate.  Shareholders will not be entitled to exercise cumulative voting unless at least one shareholder properly notifies the Company of their desire to implement cumulative voting at the Annual Meeting.  The Company is soliciting the discretionary authority to cumulate votes represented by proxy, if such cumulative voting rights are exercised.

Proposal Two:

Proposal Two, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs.  The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Two, a nonbinding advisory vote on executive compensation.

Proposal Three:

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Three, a non-binding advisory vote on the appointment of the independent registered public accounting firm.

What are the effects of abstentions and broker non-votes on each proposal?

If you hold your shares in a trust or brokerage account (sometimes referred to as holding shares in “street name”) please note that your bank or brokerage firm has no discretionary voting authority with respect to Proposals One and Two and therefore cannot vote on either of such proposals in the absence of your instructions. As a result, unless you direct your broker on how to vote your shares with respect to those proposals, your shares will remain un-voted on Proposals One and Two.  Shares held in street name for which no voting instructions have been provided by the beneficial owner (and which are not voted by the broker pursuant to discretionary voting authority) are generally referred to as “broker non-votes”. Although abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, they are not considered votes cast.

Proposal One:

Under Proposal One, Directors will be elected by a plurality of the votes cast at the Annual Meeting. This means that the twelve nominees who receive the largest number of “FOR” votes cast will be elected as directors. Withholds from voting and broker non-votes, if any, on Proposal One will have no effect on outcome of the election of Directors.

Proposal Two:

The approval of Proposal Two requires only the vote of the majority of the “votes cast” at the Annual Meeting.  Because abstentions from voting and broker non-votes are not treated as “votes cast,” they will have no effect on the outcome of this proposal.

Proposal Three:

Proposal Three requires only the vote of the majority of the “votes cast” at the Annual Meeting. Because abstentions from voting and broker non-votes are not treated as “votes cast”, they will have no effect on outcome of the passage of the proposal.

How does the Board recommend that I vote?

The Board of Directors urges you to read the Proxy statement carefully and then vote your shares for the Annual Meeting. The Board of Directors recommends that you vote “FOR” all of the director nominees listed in Proposal One. The Board also recommends that you vote “FOR” Proposals Two and Three.  Concerning proposal Two, the Board of Directors recommends that you vote to have the shareholders provide an advisory vote on executive compensation every three years.

How are shares voted?

For proposal One, a shareholder may:

•	Vote “FOR” each of the nominees for election to the Company’s Board of Directors
•	“WITHHOLD AUTHORITY” to vote for one or more nominees

For Proposals Two and Three, a shareholder may:

•	Vote “FOR” the proposal
•	Vote “AGAINST” the proposal
•	Abstain from voting on the proposal

If the accompanying proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted “FOR” the election of each of the nominees for directors named in Proposal One, and “FOR” the approval of Proposals Two and Three.  Your shares will also be voted in the discretion of the proxy committee on any other business properly brought forth at the Annual Meeting.

If your shares are held by a broker, your broker is not permitted to discretionarily vote on your behalf in the absence of voting instructions from you for either Proposals One or Two.  For your vote to be counted on such proposals you must communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.  Your broker does have the authority to discretionarily vote your shares in the absence of direction by you on Proposal Three but may not exercise that discretion or direct the voting of those shares on your behalf in line with your preference.

How do I vote my shares without attending the meeting?

Whether you hold shares directly or in “street name”, you may direct your vote without attending the Annual Meeting. If you are a shareholder of record, you may vote by granting a proxy as follows:

•

By Mail – You may vote by mail by signing and dating your proxy card and mailing it in the envelope provided. You should sign your name exactly as it appears on the proxy card.  If you are signing in a representative capacity (for example as guardian, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

•	By Phone – You may vote by phone by calling 1-800-652-VOTE (8683) and following the instructions given.

•	By Internet – You may vote by internet by going to the following web site, following the instructions given and entering the requested information on your computer screen:

                                         https://www.investorvote.com/FMAO

Your vote by phone or internet is valid as authorized by the Ohio General Corporation Law.

For shares held in “street name”, you should follow the voting instructions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in some cases, submit voting instructions by telephone or the internet.  If you provide specific voting instructions by mail, telephone, or internet, your broker or nominee will vote your shares as you have directed. Under NYSE Rule 452, brokers will no longer be allowed to vote uninstructed shares in regard to the election of directors.

How do I vote my shares in person at the meeting?

Even if you plan to attend the meeting, we encourage you to vote by mail, phone or internet so your vote will be counted if you later decide not to attend the meeting.

If you choose to vote at the Annual Meeting:

•	If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card and proof of identity.
•

If you hold your shares in “street name”, you must obtain a proxy in your name from your bank, broker or other holder of record in order to vote at the meeting and bring proof of beneficial ownership, such as a recent brokerage statement or a letter from your bank or broker, and proof of identity.

What does it mean if I receive more than one proxy?

It likely means you hold shares registered in more than one account.  To ensure that all of your shares are voted, sign and return each proxy.

May I change my vote?

Yes.  The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s previously submitted proxy. However, shareholders may revoke a proxy at any time prior to its exercise by filing with the Secretary of the Company a written notice of revocation, by delivering to the Company a duly executed proxy bearing a later date than a previously submitted proxy, or by attending the Annual Meeting and notifying the Inspector of Elections of their intention to vote in person. Written notices of revoked proxies may be directed to Ms. Norma J. Kauffman, Inspector of Elections of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

How may I view the proxy and annual report electronically?

You may access the reports by going to our website at the following address:

                      http://www.fm.bank/proxy(FMAO)fm2019/fm_info.cfm

How many shares are owned by Directors and Executive Officers?

All directors and named executive officers of the Company as a group (comprised of 16 individuals), beneficially held 1,109,449 shares of the Company’s common stock as of January 1, 2020, representing 9.96% of the outstanding common stock of the Company.

Proposal ONE

Election of Directors and Information Concerning Directors and Officers

Pursuant to the Code of Regulations of Farmers & Merchants Bancorp, Inc. the number of directors is currently set at twelve.  Set forth below, as of the record date, is information concerning the nominees for election to the Board of Directors. The following persons have been nominated as directors by the Board of Directors upon the recommendation of the Company’s Corporate Governance and Nominating Committee to serve until the Annual Meeting of shareholders in 2021:

Name	Age	Principal Occupation or Employment for Past Five Years	Year First Became Director
Andrew J. Briggs (1)	65	First Sr. Vice President of Business Development/Indiana The Farmers & Merchants State Bank	2019

Eugene N. Burkholder	67	President, Falor Farm Center, Inc.	2012

Lars B. Eller (2)	53	President and CEO of the Company and The Farmers & Merchants State Bank	2018

Steven A. Everhart	65	Retired, Owner of Everhart Consulting	2003

Jo Ellen Hornish	66	CEO, Hornish Bros, Inc. / Fountain City Leasing, Inc. / Advantage Powder Coating, Inc.	2013

Jack C. Johnson	67	President, Hawk’s Clothing, Inc.	1991

Dr. Marcia S. Latta	58	Vice President of University Advancement, The University of Findlay	2009

Steven J. Planson	60	President, Planson Farms, Inc.	2008

Anthony J. Rupp	70	Retired, Past President of Rupp Furniture Co.	2000

Kevin J. Sauder	59	President, Chief Executive Officer, Sauder Woodworking Co.	2004

Paul S. Siebenmorgen (3)	70	Retired, Past President and CEO of the Company and The Farmers & Merchants State Bank	2005

Dr. K. Brad Stamm	67	President and Educational Consultant of Stamm Management Group	2016

______________________________________________________________________________________

(1)	Prior to January 1, 2019, Mr. Briggs was Chairman of Limberlost Bancshares, Inc. and President of Bank of Geneva, which companies were acquired by the Company as of that date.
(2)

On September 13, 2018, Mr. Eller joined The Farmers & Merchants State Bank as President and CEO of the Bank. He was appointed to the Board of Directors of the Company and The Farmers & Merchants State Bank on September 21, 2018. Mr. Eller assumed the additional position of President and CEO of the Company as of February 1, 2019, formerly held by Paul Siebenmorgen.

(3)

Mr. Siebenmorgen was President & CEO of the Company and the Bank prior to September 13, 2018, and he remained as President and CEO of the Company until his retirement from that position on February 1, 2019.

There are no family relationships among any of the directors, nominees for election as directors and executive officers of the Company.

While it is contemplated that all nominees will stand for election, and the nominees have confirmed this with the Company, if one or more of the nominees at the time of the Annual Meeting should be unavailable or unable to serve as a candidate for election as a director of the Company, the proxies reserve full discretion to vote the common shares represented by the proxies for the election of the remaining nominees and any substitute nominee(s) designated by the Board of Directors.  The Board of Directors knows of no reason why any of the aforementioned persons will be unavailable or unable to serve if elected to the Board. The attached form of proxy grants to the persons listed in such proxy the right to vote shares cumulatively in the election of directors if a shareholder properly implements cumulative voting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS TO SHAREHOLDERS THE ELECTION OF THE AFOREMENTIONED PERSONS AS DIRECTORS OF THE COMPANY.

Proxies in the form solicited hereby, which are properly executed and returned to the Company will be voted in favor of each nominee for election to the Board of Directors unless otherwise instructed by the shareholder.  Directors will be elected by a plurality of the votes cast at the Annual Meeting.  This means that the twelve nominees with the largest number of “FOR” votes cast will be elected as directors.   Abstentions from voting and broker non-votes, if any, on Proposal One will have no effect on outcome of the election of Directors.

The following table sets forth certain information with respect to the named executive officers of the Company and the Bank.  Executive officers of the Company are appointed annually at the organizational meeting of the Company’s Board of Directors.

Name	Age	Officer Since	Positions and Offices Held With Company and the Bank & Principal Occupation Held Past Five Years
Lars B. Eller	53	2018	President and CEO ("PEO") (1) (2)

Barbara J. Britenriker	58	1992	Executive Vice President and Chief Financial Officer ("PFO") (1) and Chief Retail Banking Officer (3)

Edward A. Leininger	63	1981	Executive Vice President and Chief Operations Officer

Rex D. Rice	61	1984	Executive Vice President and Chief Lending Officer (4)

______________________________________________________________________________________________________________________________________

(1) The designation PEO means principal executive officer and PFO means principal financial officer under the rules of the SEC.

(2)

From 2013-2017, Mr. Eller was Executive Vice President and Chief Retail Banking Officer of Royal Bank America in Philadelphia.  From January 1, 2018, until June 30, 2018, Mr. Eller was a consultant for Cambridge Savings Bank in Massachusetts.

(3) Ms. Britenriker was appointed to serve as the Chief Retail Banking Officer of the Bank on January 7, 2019 and will also remain as the Chief Financial Officer of the Company.

(4) Mr. Rice was the Executive Vice President and Senior Commercial Banking Manager until January 31, 2020.  Upon the retirement of Todd Graham, Mr. Rice assumed the position of Chief Lending Officer of the Bank on February 1, 2020.

Security Ownership of Certain Beneficial Owners and Named Executive Officers

As of January 1, 2020, the following person was the only shareholder known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding common shares.

Name and Address of Beneficial Owner	Amount of Shares of Common Stock Beneficially Owned	Percent of Total
Andrew J. Briggs	709,252 (1)	6.38%
307 N. Defiance Street
Archbold, Ohio 43502

The following table sets forth the number of shares of common stock beneficially owned on December 31, 2019 by each director and nominee, and all directors and named executive officers as a group.

Beneficial Ownership of Nominees for Director and Named Executive Officers	Amount of Shares of Common Stock Beneficially Owned		Percent of Total

Directors:
Andrew J. Briggs	709,252	(1)	6.38%
Eugene N. Burkholder	21,967	(2)	0.20%
Lars B. Eller	5,600	(3)	0.05%
Steven A. Everhart	19,580	(4)	0.18%
Jo Ellen Hornish	22,000	(5)	0.20%
Jack C. Johnson	3,498		0.03%
Marcia S. Latta	3,866		0.03%
Steven J. Planson	16,778	(6)	0.15%
Anthony J. Rupp	36,994	(7)	0.33%
Kevin J. Sauder	3,739		0.03%
Paul S. Siebenmorgen	40,430	(8)	0.36%
K. Brad Stamm	160,936	(9)	1.45%

Named Executive Officers (other than Mr. Eller who is noted above) :

Barbara J. Britenriker	21,237	(10)	0.19%
Todd A. Graham	2,124	(11)	0.02%
Edward A. Leininger	22,138	(12)	0.20%
Rex D. Rice	19,310	(13)	0.17%

Directors and Executive Officers as a Group
(16 persons)	1,109,449		9.96%

(1) Mr. Briggs is a beneficial owner of 6.38% of the Company’s outstanding FMAO common stock.  This includes 247,771 shares of common stock owned individually by Mr. Briggs, 3,660 shares of common stock owned jointly with Mr. Brigg’s spouse, 457,500 shares of common stock held by family trusts of which Mr. Briggs is the trustee, 232 shares of common stock owned individually by Mr. Briggs’ spouse, and 89 shares for which he has Power of Attorney.

(2) Includes 8,644 shares of common stock owned in a trust of which Mr. Burkholder is the trustee, and 13,323 shares of common stock held in his individual trust.

(3) Includes 3,000 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, which will vest on 8/16/22.

(4)  Includes 19,580 shares of common stock owned jointly with Mr. Everhart’s spouse.

(5)  Includes 22,000 shares of common stock owned jointly with Ms. Hornish’s spouse.

(6) Includes 3,235 shares of common stock owned jointly with Mr. Planson’s spouse, 2,588 shares of common stock owned individually by Mr. Planson’s spouse, 9,150 shares of common stock held individually, and 1,805 shares of common stock held in his individual trust.

(7)  Includes 19,595 shares of common stock owned individually by Mr. Rupp’s spouse.

(8) Includes 32,217 shares of common stock owned jointly by Mr. Siebenmorgen with his spouse, and 8,213 shares of common stock held individually.

(9)  Includes 11,960 shares of common stock owned by Mr. Stamm’s spouse, 22,880 shares of common stock of which he is the     custodian, 28,776 shares of common stock owned in trusts of which Mr. Stamm is co-trustee, and 97,320 shares of common stock    held individually and in his individual trust.

(10) Includes 15,237 shares of common stock owned jointly with Ms. Britenriker’s spouse and 6,000 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 2,000 shares which will vest on 8/18/20, 2,000 shares which will vest on 8/17/21 and 2,000 shares which will vest on 8/16/22.

(11) Includes 1,150 shares representing restricted stock awards for Mr. Graham pursuant to the Company’s Long Term Incentive Plan, which vested upon his retirement from the Company on January 31, 2020.

(12) Includes 20,088 shares of common stock owned jointly with Mr. Leininger’s spouse, and 2,050 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 800 shares which will vest on 8/18/20, 500 shares which will vest on 8/17/21, and 750 shares which will vest on 8/16/22.

(13) Includes 15,410 shares of common stock owned jointly with Mr. Rice’s spouse and 3,900 shares representing restricted stock awards issued pursuant to the Company’s Long Term Incentive Plan, 1,400 shares which will vest on 8/12/20, 1,250 shares which will vest on 8/17/21, and 1,250 shares which will vest on 8/16/22.

Committees of the Board of Directors

The following table summarizes the membership of the Board of Directors as of December 31, 2019 and each of its committees, and the number of times each met during 2019.

	Board	Audit Committee	Compensation Committee	Corporate Governance And Nominating Committee	Enterprise Risk Management Committee
Andrew J. Briggs	Member				Member
Eugene N. Burkholder	Member				Chair
Lars B. Eller	Member
Steven A. Everhart	Member	Chair	Member		Member
Jo Ellen Hornish	Member	Member		Member
Jack C. Johnson	Chair		Member	Member	Member
Marcia S. Latta	Member			Chair
Steven J. Planson	Member	Member			Member
Anthony J. Rupp	Member		Member	Member
Kevin J. Sauder	Member		Chair
Paul S. Siebenmorgen	Member
K. Brad Stamm	Member	Member

Number of Meetings	7	9	3	2	5
in 2019

_____________________________________________________________________________________

The Directors of Farmers & Merchants Bancorp, Inc. are also the Directors of The Farmers & Merchants State Bank (the “Bank”), the primary operating subsidiary of the Company. The Company’s Board of Directors met seven times during 2019 whereas the Board of Directors of the Bank met 16 times in 2019.  The Company’s Board of Directors also has each of the following duly–constituted committees: Compensation Committee; Corporate Governance and Nominating Committee; Audit Committee, and Enterprise Risk Management Committee.

During 2019, each director attended 96% or more of the total meetings of the Board and the committees on which they served (held during the period that each served as a director) of the Company and The Farmers & Merchants State Bank.

The Compensation Committee is responsible for establishing salary levels and benefits for the executive officers of the Company. In determining the compensation of the executive officers of the Bank, the Bank has sought to create a compensation program that relates compensation to financial performance, recognizes individual contributions and achievements, and attracts and retains outstanding executive officers.

The Company has a Corporate Governance and Nominating Committee, which is responsible for recommendations to the full Board of Directors of candidates to serve as Director of the Company and the Bank,

and to suggest any proposed amendments to the Company’s Articles of Incorporation, Code of Regulations and other corporate governance policies.

The Company also has an Audit Committee established in accordance with 15 U.S.C. 78c (a) (58) (A).  The primary function of the Audit Committee is to review the adequacy of the Company's system of internal controls, to oversee the scope and adequacy of the work of the Company's independent public accountants and to approve and engage a firm of accountants to serve as the Company's independent public accountants.

The primary function of the Enterprise Risk Management Committee is to advise the Board of Directors regarding the enterprise risk management framework of the Company and to provide oversight to assist the Board of Directors in supervising enterprise risk management activities.   The Committee reviews and defines risk exposure limits for each risk category while taking into consideration strategic goals and objectives and current market conditions.

Corporate Governance

On May 10, 2017, the Company began listing on the NASDAQ Stock Exchange and became subject to the NASDAQ Capital Market listing standards and corporate governance requirements.  Prior to that time, as a matter of good business practices, the Company had imposed upon itself more rigorous corporate governance standards than required by applicable law.  In addition to the NASDAQ requirements, the Company adhered to the applicable requirements of the Sarbanes-Oxley Act of 2002.  The Company chose to implement most of those corporate governance policies to encourage appropriate conduct among the members of its Board of Directors, officers and employees and to assure that the Company operates in an efficient and ethical manner.

In consideration of the size, complexity, and nature of the Company’s business, the Board of Directors and Corporate Governance and Nominating Committee have chosen to establish separate positions for the President and the Board Chairman in order to maintain a separation of power and duties to further strengthen the governance structure.  The Board Chairman is a non-employee, director who is not directly involved with the daily operations of the Company.  Thus, the Board Chairman is able to focus attention on corporate structure and future strategic direction.  The Board Chairman serves as the leader of the Board of Directors, presiding over full board meetings and ensuring full accountability for the shareholders’ interests.  Effectively monitoring the decisions and actions of management is one of the primary roles of the Board of Directors.  The President and Chief Executive Officer is a bank insider providing management and leadership for ongoing operations of the Company, as well as the Company’s wholly-owned subsidiary, The Farmers & Merchants State Bank, who is also accountable to the Board of Directors.  Succession plans exist for the Board Chairman and President and Chief Executive Officer, as well as Vice Chairman of the Board, and all the Executive Officers of the Bank.

On September 13, 2018, The Farmers & Merchants State Bank, entered into an Employment Agreement with Lars B. Eller.  At that time, Mr. Eller became the President and Chief Executive Officer of the Bank.  Pursuant to the intended succession plan upon the retirement of Paul Siebenmorgen, President and CEO of the Company, Mr. Eller assumed the additional position of President and CEO of the Company on February 1, 2019.

Director Independence

The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors.

Based upon the review and report of the Corporate Governance and Nominating Committee, the Board of Directors has determined that, (A) all directors have met the independence standards of the NASDAQ Marketplace Rules; and (B) no directors have any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, with the exceptions of Mr. Siebenmorgen, the former President and Chief Executive Officer of the Company, Mr. Eller, the current President and Chief Executive Officer of the Company and the Bank, and Mr. Briggs, the First Senior Vice President of Business Development/Indiana of the Bank, who are all deemed not to be independent.  In addition, the members of each of the Compensation Committee, the Corporate Governance and Nominating Committee, and the Audit Committee were determined to be, and under the terms of the respective charters, will continue to be “independent” pursuant to standards adopted by NASDAQ for such committees.

Committee Charters

The Board of Directors has adopted charters for the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.  Copies of the charters for each of these committees are available on the Bank’s website (www.fm.bank), and are available upon request from the Company. Shareholders desiring a paper copy of one or all of the charters should address written requests to Ms. Lydia A. Huber, Corporate Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”).  The Code applies to all officers, directors and employees of the Company and the Bank.  The administration of the Code has been delegated to the Audit Committee of the Board of Directors, a committee comprised entirely of “independent directors”.  The Code addresses topics such as compliance with laws and regulations, honest and ethical conduct, conflicts of interest, confidentiality and protection of Company assets, fair dealing and accurate and timely periodic reports, and also provides for enforcement mechanisms. The Board and management of the Company intend to continue to monitor not only the developing legal requirements in this area, but also the best practices of comparable companies, to assure that the Company maintains sound corporate governance practices in the future.

A copy of the Company's Code is available on the website of the Bank (www.fm.bank).  In addition, a copy of the Code is available to any shareholder free of charge upon request.  Shareholders desiring a copy of the Code should address written requests to Ms. Lydia A. Huber, Corporate Secretary of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark Code of Business Conduct and Ethics on the outside of the envelope containing the request.

Nominations for Members of the Board of Directors

As noted above under “Corporate Governance,” the Company has a Corporate Governance and Nominating Committee.  The current members of the committee all are “independent directors” (as defined by NASDAQ).  The Corporate Governance and Nominating Committee has developed a policy regarding the consideration of nominations for directors by shareholders.  The policy is posted on the Bank's website for review by shareholders.  As outlined in its policy, the Corporate Governance and Nominating Committee will consider nominations from shareholders, although it does not actively solicit such nomination recommendations.  Proposed nominations should be addressed to Chairman of the Corporate Governance and Nominating Committee of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502. Such nominations must include a description of the specific qualifications the candidate possesses and a discussion as to the effect on the composition and effectiveness of the Board. The identification and evaluation of all candidates for nomination to the Board of Directors are undertaken on an ad hoc basis within the context of the Company's strategic initiatives at the time a vacancy occurs on the Board or as anticipated retirement dates approach. In evaluating all candidates, including candidates recommended for nomination by shareholders, the Committee considers a variety of factors, including the candidate’s integrity, independence, qualifications, skills, occupation, experience (including experiences in finance and banking), familiarity with accounting rules and practices, and compatibility with existing members of the Board. In addition, attributes such as place of residence and geographic markets represented, age, gender, involvement and visibility in the counties and communities represented by the Company’s current and future geographic footprint, and relationships with the Company and the Bank are given consideration.  A candidate’s occupation and experience are given high importance.  Other than the foregoing, there are no stated minimum criteria for nominees, although the Committee may consider such other factors as it may deem at the time to be in the best interest of the Company and its shareholders, which factors may change from time to time.

To maintain a wide-ranging mix of individuals, primary consideration is given to the depth and breadth of an individual’s business and civic experience in leadership positions, as well as their ties to the Farmers & Merchants Bancorp, Inc.’s markets.  Consideration has been given to the number of directors based on the board size of the nine peer bank holding companies as identified in the Compensation Discussion and Analysis for comparison of executive officer compensation.  The Board of Directors last conducted a self-evaluation during 2018.  The Committee determined a Board self-evaluation would not be required in 2019.  Attention is given to each director’s attendance at board meetings and committee meetings, as well as anticipated retirement dates and other events that might affect a director’s continued service. All current directors were deemed eligible for nomination in the ensuing year.

On September 21, 2018, the Board of Directors opened a seat on the Board and appointed Lars Eller to the Board of Directors for both the Company and its wholly-owned subsidiary, The Farmers & Merchants State Bank.  Mr. Eller joined the Bank, as the President and Chief Executive Officer on September 18, 2018.  He subsequently assumed the additional position of President and Chief Executive Officer of the Company upon the retirement of the then current President and Chief Executive Officer of the Company on February 1, 2019.  An additional seat on the Board of Directors was also opened by the Board on December 20, 2018.  Andrew Briggs, the former Chairman of Limberlost Bancshares, Inc., was appointed to fill this seat as a Director for both the Company and the Bank, upon the completion of the merger on January 1, 2019 of Limberlost Bancshares, Inc. with the Company.  The Corporate Governance and Nominating Committee will continue to assess and evaluate how the Board of Directors is functioning and whether additional board members are needed.  Attention will also be given to anticipated retirement dates and other events that might affect a director’s continued service.

As currently comprised, the Board of Directors is a diverse group of individuals who are drawn from various market sectors and industry groups with a presence in the Farmers & Merchants Bancorp, Inc.’s markets.  Board members are individuals with leadership skills, extensive knowledge, and proven experience who reside in, serve and represent the Company’s geographic footprint throughout the counties and communities served, as well as the broader region. Current board representation provides a background in accounting, auditing, agriculture, community banking, construction, economics, finance, financial services, fund raising, manufacturing, retail, commercial, and education.  The expertise of these individuals covers accounting and financial reporting, economics and economic analysis, corporate management and leadership, professional development, strategic planning, business acquisitions, marketing, education, human resources and employee relations, retail sales, small business operations, and family farm operations.  In addition, gender and generational attributes further broaden the diversity of the full Board of Directors. What follows is a brief description of the experience and qualifications of each member of the Company’s Board of Directors.

Andrew J. Briggs

Mr. Briggs was the former Chairman of Limberlost Bancshares, Inc. and President of its wholly-owned subsidiary Bank of Geneva.  Upon completion of the merger on January 1, 2019 of Limberlost Bancshares, Inc. into Farmers & Merchants Bancorp, Inc., he was appointed the Board of Directors of the Company and the Bank.  With 40-plus years of banking experience, Mr. Briggs now serves as the First Senior Vice President for Business Development/Indiana of the Bank. He was the 2019 Chairman of the Indiana Bankers Association and currently serves as the Immediate Past Chairman.  He is a member of the Indiana Bankers 40 Year Club.

In September 2019, Mr. Briggs was honored with the Sagamore of the Wabash award by Indiana Governor, Eric J. Holcomb.  This award is given to exemplary Hoosiers in recognition of their distinguished service statewide.  Actively involved in the community, Mr. Briggs is Treasurer of the Indiana State Museum, corporate secretary of Limberlost State Historic Site, a current Director and past Treasurer of the Northeast Indiana Regional Development Authority, Treasurer of Adams County Economic Development Corporation, and Treasurer of the Adams Public Library System.  Additionally, he is past President of the Geneva Town Council.

Mr. Briggs is a graduate of Ball State University.   His extensive banking background and experience in corporate leadership enables him to provide knowledge and expertise to the Board regarding the banking industry, business development, and community development.   Mr. Briggs serves on the Enterprise Risk Management Board Committee.

Eugene N. Burkholder

Mr. Burkholder owns and manages Falor Farm Center, Inc., a large, independent agricultural retail fertilizer, chemical and seed company.  His involvement with Falor Farm Center, Inc. spans over 35 years.  He is part owner and member of Black Swamp Equipment, LLC, Burkholder Farms, LLC, and owner of JRBC Properties, LLC.  He is also a cash grain farmer.  Through his business relationships, he is knowledgeable of the markets covering Fulton, Defiance, Lucas, Henry, and Wood Counties in Ohio and Lenawee County, Michigan.  These are the same areas where the Company’s potential customer base is growing and expanding.  His induction into the Fulton County Agricultural Hall of Fame in 2011 attests to the depth of his agricultural involvement.  He is a current member of the Fulton County Agricultural Society and Ohio Agricultural Business Association.

With his involvement in multiple companies, he also brings an understanding of the concerns and operations of small business.  He is a current member of NFIB (National Federation of Independent Businesses), the Ohio Chamber of Commerce and also serves on the Pike-Delta-York School’s Financial Advisory Board.  Mr. Burkholder chairs the Enterprise Risk Management Committee and is also a member of the Executive Committee.

Mr. Burkholder is familiar with the workings of the Bank as he previously served on the Bank’s Delta Advisory Board.  He graduated from Ohio State University with a Bachelor of Science in Agronomy specializing in soil fertility.  A graduate of Wauseon High School, he previously worked for Fulton County Soil & Water Conservation Society and taught Vocational Agriculture at Stryker Local Schools in Stryker, Ohio.

Lars B. Eller

Mr. Eller joined The Farmers & Merchants State Bank as its President and Chief Executive Officer in September 2018.  He was also appointed to the Board of Directors of Farmers & Merchants Bancorp, Inc. and The Farmers & Merchants State Bank in September 2018.  He assumed the additional position of President and Chief Executive Officer of the Company on February 1, 2019 upon the retirement of the then current President and Chief Executive Officer.

Mr. Eller has a Master’s of Business Administration degree from McGill University in Montreal, Canada, and an undergraduate degree from Concordia University in Montreal, Canada.  Prior to joining the Bank, he worked as a consultant for Cambridge Savings Bank.  In 2013, he joined Royal Bank of America as Executive Vice President and Chief Retail Banking Officer.  Royal Bank of America was a publicly held community bank based in Philadelphia, Pennsylvania which was acquired in 2017.  Previous banking experience includes serving as Director of Sales and Marketing at Clarity Advantage Corporation; Senior Vice President of Retail Banking for TD Bank in Pennsylvania, Head of National Sales for U.S. Wealth Management at TD Bank, leadership roles at National City Bank in Cleveland, Youngstown, and Dayton; and starting his banking career with TD Bank Financial Group working his way through the ranks as a management trainee to an area manager.

Having recently relocated to Northwest Ohio, Mr. Eller has extensive experience at both large national and regional banks, as well as community banks.  He is able to provide knowledge and expertise to the Board regarding executive management, sales and marketing, retail banking, bank mergers and acquisitions, human resource management, executive officer compensation and incentives, strategic planning, and shareholder relations.  He is a member of the Executive Committee.  He serves on the Northeast Indiana Regional Partnership Membership Committee, is a member of the Bryan Rotary Club, and a Toledo Museum of Art Director Circle Crystal Member.

Steven A. Everhart

Mr. Everhart is the Board of Directors’ designated financial expert providing financial expertise to the board structure.  A Certified Public Accountant, Mr. Everhart worked for Ernst & Young, a large international accounting firm.  His experience in public accounting included external bank audits and involvement with large corporate mergers and acquisitions.  Mr. Everhart is retired, having managed Everhart Consulting, a consulting business focused on business development and accounting services.  He was the long-time Secretary/Treasurer and board member of a multi-state construction group that specialized in highway contracting, bridge building, steel erection, commercial and industrial construction, as well as environmental remediation.  His professional duties included all financial activities and financial reporting, audit preparation, budgeting, compensation reviews, and knowledge of government regulatory requirements.  He brings extensive accounting and financial expertise with a sound understanding of accounting principles and practices; experience in preparing, analyzing, and evaluating financial statements; knowledge of internal controls and procedures for financial reporting; as well as insight on audit committee functions.  Mr. Everhart is Chairman of the Audit Committee, a member of the Compensation Committee and the Enterprise Risk Management Committee.

A graduate of the University of Cincinnati with a Bachelor of Arts degree in Business Administration, Mr. Everhart is a long-term resident of Northwest Ohio.   His current memberships include Ohio Society of Certified Public Accountants and the Institute of Internal Auditors (IIA).

Jo Ellen Hornish

Ms. Hornish is the President and CEO of several Defiance area companies.  She oversees the day-to-day strategic and financial operations of Hornish Bros., Inc., Fountain City Leasing, Inc., Advantage Powder Coating, Inc., OneSource Diversified Services, Ltd., and Hornish Properties, LLC.  Hornish Bros., Inc. is a trucking company purchased in 1984 which has common and contract authority in 48 states and Canada.  It has been recognized as an eight-time General Motors Worldwide Supplier of the Year.  Fountain City Leasing, Inc. is a privately-owned business with over 125 trucks and 550 trailers leased to Hornish Bros., Inc. and employs over 115 drivers, office, and shop employees.  Advantage Powder Coating, Inc. was formed to powder coat iron castings for the automotive community, with a line capacity to process over 100,000 pounds of castings per hour.  Advantage Powder Coating, Inc. has expanded its services to include impregnation, feddling, inspection, and other foundry related services.  OneSource Diversified Services, Ltd. supplies rental properties and buildings for vendors providing services to automotive companies.  Hornish Properties, LLC is a holding company for farmland and real estate. Due to her corporate leadership and involvement in the automotive and transportation industries, Ms. Hornish can provide guidance to the Board on corporate management and matters relating to the automotive industry and transportation industry. She currently serves on the Audit Committee and the Corporate Governance and Nominating Committee.

Ms. Hornish is also a managing member of the Sam Hornish Jr. Foundation and is responsible for gifting which includes many local and national charities.   Area recipients include the Sam Hornish Family Heart Center at Defiance Regional Hospital, the Defiance Senior Center, Sam Hornish Family Youth Lounge at the Defiance YMCA, Sam Hornish Family Fitness Room at Tinora High School, Sam Hornish Family Chapel at the Defiance Hospice Center, and the Browning Masonic Community Alzheimer Unit at Waterville.  National charities include Feed the Children, Wounded Warrior Project, USO, St. Jude Children’s Research Hospital, the Shriners Hospital for Children, Tunnel to Tower City of Hope, and the Salvation Army.

Born and raised in the Milwaukee, Wisconsin area, Ms. Hornish relocated to Northwest Ohio over 40 years ago.  She currently resides near Defiance, Ohio.  Her memberships include the American Trucking Association, Ohio Trucking Association, the Northern Ohio Minority Supplier Development Council, and Women’s Giving Circle of Defiance.

Jack C. Johnson

Mr. Johnson has over 40 years’ experience in running an independent retail clothing business.  His background and experience encompasses the various aspects of running a small retail business including accounting principles and practices, purchasing, retail sales, marketing, human resource management, and taxes.   He brings valuable insight regarding small retail business operations; retail marketing and sales of products and services to consumers; and consumer buying habits and trends during various economic cycles. Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Johnson served on the Bank’s Bryan Advisory Board.   Mr. Johnson is Chairman of the Board of Directors and the Executive Committee and is a member of the Corporate Governance and Nominating Committee, the Compensation Committee, and the Enterprise Risk Management Committee.

Mr. Johnson graduated from Ohio State University with a Bachelor of Science degree in Business Administration specializing in marketing.   A life-time resident of Williams County, Ohio, he is a member of the Bryan Chamber of Commerce and former board member representing the retail division.   In addition, he is a member and former president of the Bryan Retail Merchants Association, a graduate of the Hagger Business School, a member of the Men’s Apparel Guild of California, and a member of the Action Sports Retailing Group.  Annually, Mr. Johnson attends a trade show called Surf Expo which provides educational seminars offering guidance and advice on current retailing and marketing ideas.  Recent seminars addressed secrets of successful retailers; tips, trends and techniques for the new era of merchandising; and effective email strategies for retailers.   Mr. Johnson is a former member of The Doneger Group, a fashion merchandising and consulting group providing apparel retailers with merchandising information and trend analysis for the apparel market segments.

Marcia S. Latta

Dr. Latta serves as Vice President for Advancement at The University of Findlay where she oversees fundraising, alumni and parent relations, community outreach, and the nationally-known Mazza Museum. Prior executive experience includes serving as Vice President for Advancement at DePauw University where she organized and launched a $250 million campaign and more than doubled funds raised, and as the Bowling Green State University Foundation Vice President and Campaign Director for BGSU’s Building Dreams Centennial Campaign which resulted in nearly $150 million raised – the largest fundraising effort in Northwest Ohio history.  Dr. Latta is a frequent presenter across the nation and internationally on development and board governance issues. She began her career as a congressional aide on Capitol Hill and then did volunteer work in Costa Rica before beginning her work in advancement. In addition to higher education, Dr. Latta has worked in hospital philanthropy, marketing, and served as the founding president of the Bowling Green Community Foundation.

Dr. Latta is a former president of the Northwest Ohio Chapter of Association of Fundraising Professionals, which named her its Outstanding Fundraising Executive. She holds a doctor of education degree in leadership and policy studies from BGSU and has completed Harvard University’s School of Education’s Management and Leadership in Education program.  Through her experience and education, she provides a strong understanding and commitment to leadership, board governance, corporate management, and public policy.  Dr. Latta chairs the Corporate Governance and Nominating Committee. She is active in many civic and professional organizations including the Toledo Zoo Board of Directors where she chairs the Governance Committee, Rotary International, and the Watterson Family Foundation, among others.  A former resident of Williams County, Ohio, she now resides in Wood County.

Steven J. Planson

Mr. Planson has successfully managed a large family farm corporation for over 25 years with a primary focus on grain production and processing tomatoes.  In addition, he is involved with a family trucking operation.  Mr. Planson and his wife were previously named the Ohio Farm Bureau Federation’s Outstanding Young Couple in recognition of their farming operation accomplishments and leadership in the agricultural community. He is a past recipient of Red Gold Master Grower Awards for his tomato growing operation.  His extensive farming background and practical experience provide significant insight regarding farm business management; agriculture finance; commodity sales and marketing; as well as the local farm economy and challenges to the farming industry.  He also offers a valuable perspective on local and state government matters from his service as a Township Trustee.  Mr. Planson is a member of the Audit Committee and the Enterprise Risk Management Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Planson served on the Bank’s Stryker Advisory Board.   A life-time resident of Williams County, Ohio and graduate of Stryker High School, Stryker, Ohio, Mr. Planson has served as a Springfield Township Trustee in Williams County, Ohio for over 20 years.  As a Township Trustee, he also served on the Springfield Township Zoning Board.   He was a member of the Stryker Farmers Exchange Board for 22 years, serving as president six of those years.  A former board member of the Williams County Farm Bureau and former trustee of the Campbell Soup Tomato Growers Association, Mr. Planson is an active member of the Williams County Farm Bureau, Stryker Chamber of Commerce, Stryker Heritage Council, Stryker Rotary Club, and Friends of Stryker Library.  In 2011, Mr. Planson was the recipient of the Paul Harris Award by the Rotary Foundation.  The Paul Harris Award recognizes individuals who have made contributions in promoting human philanthropic projects throughout the local community and around the world.

Anthony J. Rupp

Mr. Rupp served as President of a family-owned retail furniture business located in Archbold, Ohio for over 40 years.  With the recent sale of the family business, he is now retired.  He was responsible for the management and day-to-day operations of the business.  His background and experience encompass the various aspects of running a small business including accounting and finance; purchasing; retail sales and marketing; and human resource management.   He offers a valuable perspective regarding small retail business operations; business finance; retail marketing and sales of products and services to consumers; economic trends; and consumer buying habits.  Mr. Rupp is Vice Chairman of the Board of Directors and is a member of the Corporate Governance and Nominating Committee, Executive Committee, and the Compensation Committee.

Prior to joining the Farmers & Merchants Bancorp, Inc. Board of Directors, Mr. Rupp served on the Bank’s Archbold Advisory Board.  He has a Bachelor of Science degree in Business Administration from Bowling Green State University.   A long-term resident of Fulton County, Ohio, Mr. Rupp is a former elected member of the Archbold Village Council, a retired member of the Archbold Area Chamber of Commerce, and a former board member and retail division vice president of the Archbold Area Chamber of Commerce.   He is a member and past president of the Archbold Rotary Club, and a recipient of the Paul Harris Award by the Rotary Foundation.

Kevin J. Sauder

Mr. Sauder has served as President/Chief Executive Officer since 2001 of  Sauder Woodworking Company, a large privately-held, family-run corporation. The corporation, which is North America’s largest manufacturer of ready-to-assemble furniture, employs over 2,800 employees.  Through its subsidiaries, Sauder Manufacturing and Progressive, Inc., serve the worship, education, health care, and assembled bedroom furniture markets.  His extensive experience in executive management and corporate leadership enables him to provide knowledge and expertise to the Board regarding corporate management, corporate finance, product sales and marketing, and human resource management.  His knowledge and expertise further enable him to assist the board on matters involving business acquisition, financial turnarounds, strategic planning, executive officer compensation and incentives, and shareholder relations.  Mr. Sauder is Vice President of the Board of Directors, Chairman of the Compensation Committee and a member of the Executive Committee.

Mr. Sauder has a Master’s of Business Administration degree from Duke University, and an undergraduate degree from Miami University.  A long-term resident of Fulton County, Ohio, he is the Immediate Past President of the Archbold Rotary Club.  Mr. Sauder is the past Chairman of the American Home Furnishings Alliance, and Finance Committee Chair and current Board Member of the ProMedica Health System.

Paul S. Siebenmorgen

Mr. Siebenmorgen is the retired President and Chief Executive Officer of the Company as well as the Company’s subsidiary, The Farmers & Merchants State Bank.  He has over 30 years of senior management experience in community banks based in Indiana and Ohio.  He is a past recipient of the American Bankers Association Presidential Citation.  With a Bachelor of Science and Master’s Degree from Indiana State University, he has graduated from numerous state and national banking schools.  Mr. Siebenmorgen has served as the Chairman of the Ohio Bankers League Board of Directors. He is a past member of the American Bankers Association Government Relations Council and Community Banker Council, and also a past member of the Federal Reserve Bank of Cleveland Community Depository Institutions Advisory Council.  He was a member of the Risk Management Association, a professional association that helps members identify and manage the impacts of credit risk, operational risk, and market risk on their businesses and customers.

His extensive knowledge and long-term experience in banking provide a deep understanding of finance and financial reporting; regulatory and risk management; consumer banking; commercial and small business banking; business development; and government relations.  He has experience in managing bank mergers and acquisitions.  Having a strong lending background enables Mr. Siebenmorgen to provide extensive analytical expertise in evaluating loans and loan relationships.   His numerous years in corporate leadership and management result in significant insight on matters involving corporate governance, strategic planning, mergers and acquisitions, executive officer compensation and incentives, human resource management, and shareholder relations

A former elected City Council member and former County Agricultural Extension Agent in Indiana, Mr. Siebenmorgen also served on the Indiana Statewide Certified Development Corporation Loan Committee and was a Community Development Corporation and County Economic Development Commission member in Indiana.  He was an active member of the Archbold Rotary Club and a former board member and past president of the Archbold Area Chamber of Commerce, Archbold, Ohio.  In 2011, Mr. Siebenmorgen was appointed to the Northwest State Community College Board of Trustees by Ohio Governor John Kasich.  He served as Chairman of the Northwest State Community College Board of Trustees during 2016-2018.

K. Brad Stamm

Dr. Stamm presently serves as President and Educational Consultant of Stamm Management Group. Until his retirement in 2018, he served as Chair of the Division of Business at Cornerstone University in Grand Rapids, Michigan, where he also taught economics for eighteen years. Prior to that he was Chair of the Division of Business and Economics at Nyack College in New York with campuses both in Nyack and New York City.  In addition, he teaches Economics for Grace College in Winona Lake, Indiana.

He received his undergraduate degree from Bowling Green State University with a Bachelor of Science degree in Business Administration and Economics, his MBA from Eastern University in St. David’s, Pennsylvania, his Ph.D. in Economics from Fordham University in New York City, and additional coursework at Gordon College and Florida State University.  His academic specializations and certifications are in Applied Microeconomics, International Economics, Macroeconomic Theory, and Industrial Organization.  Dr. Stamm has taught graduate courses several times in China, been a special lecturer in economics for the past six years at LCC International University in Klaipeda, Lithuania, and is a reviewer for the “Christian Business Academic Review.”

He has extensive experience in management, marketing, promotion, finance, and economic analysis. Dr. Stamm is a regular economic commentator on radio stations in West Michigan and periodically serves as an Economic Analyst for West Michigan Television Stations. He has had several articles published in newspapers and business journals on topics related to economics along with his annual economic forecast. He is a member of the Audit Committee.

Raised in Archbold, Ohio, he worked for several years in the community before moving to the East Coast where he was involved in concert promotion and production with large outdoor festivals in addition to marketing concerts for Radio City Music Hall and Madison Square Garden.  He and his family now reside in Ada, Michigan. His current memberships include the American Economic Association, the Association of Christian Economists, Omicron Delta Epsilon (the Graduate International Economics Honors Society), and Delta Mu Delta (Business Honor Society).  Dr. Stamm is also a trustee of Pillar College in Newark, New Jersey.

Shareholder Communication

The Corporate Governance and Nominating Committee has been designated by the Company's Corporate Governance Guidelines to receive, review and respond, as appropriate, to communications concerning the Company from employees, officers, shareholders and other interested parties that such parties want to address to non-management members of the Board of Directors.  Shareholders who want to direct such questions to the non-management members of the Board of Directors should address them to the Chairman of the Corporate Governance and Nominating Committee, Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502.

Policy on Annual Meeting Attendance

The Company's Corporate Governance Guidelines also contain a provision stating that it is expected that all members of the Board of Directors will attend the Annual Meeting of Shareholders.  All of the members of the Board of Directors attended the 2019 Annual Meeting of Shareholders.

Respectfully submitted by the members of the Corporate Governance and Nominating Committee:

Dr. Marcia S. Latta, Chairman

Jo Ellen Hornish, Jack C. Johnson, Anthony J. Rupp

Hedging Practices

The Company has not adopted any practice or policies regarding the ability of directors or employees (including officers), or their designees, to purchase financial instruments, or otherwise engage in transactions, that are designed to hedge or offset any decrease in the market value of the Company’s stock held by such insiders.

Risk Oversight

The Board of Directors is responsible for ensuring that an adequate risk management framework is in place and functioning as intended.  A clear understanding and working knowledge of the types of risks inherent to the Company’s activities is an absolute necessity.  The Risk Committee is comprised of various members of Senior Management, Department Leaders, Compliance, and Risk Management.  The Risk Committee is responsible for loss control and day-to-day oversight of the risk management function.

The risk management program focuses risk assessment on nine risk categories. Risk Committee meetings are held monthly and reviews several risk categories each month ensuring all risk categories are reviewed quarterly.  Each risk category is assigned a risk rating (High, Moderate, Low) based on the significance of the risk and a risk trend (Increasing, Decreasing, or Stable) is defined. Additional internal bank experts may attend meetings during each quarter to report on a risk category under review and offer recommendations regarding the risk assessment and trend for a particular risk category.  Results of the monthly review of risk categories are reported to the Board of Directors Enterprise Risk Management Committee (ERM) each quarter.  In addition, the Company’s risk position is reported to the Board of Directors quarterly.  Risk management reports include the following:

•	Discussion of the Bank’s current overall risk position;
•	Identification of each of the nine categories of risk and the current position of each of these risk categories;

•	Analysis of current position of each risk category;
•	Comparison of actual performance versus expected performance, where appropriate;
•	Assesses of the overall credit quality of the Bank’s loan portfolio and the adequacy of the Bank’s Allocation for Loan and Lease Loss Reserve;
•	Identification of results outside of guidance targets and action plans established for issues to be resolved; and

•	Recommendations for changes to risk parameters or measurement tools.

The Board ERM Committee defines risk exposure limits for each risk category taking into consideration the Bank’s strategic goals and objectives and current market conditions. The Board ERM Committee reviews and approves any necessary changes to risk exposure limits after careful consideration of any changes in market conditions or corporate strategy and adopts guidelines, through the input of the Risk Committee’s analysis and discussion, regarding the maximum loss exposure the Bank is able and willing to assume.  At least annually, the Board of Directors reviews and approves the risk management program and policies based on information presented throughout the year from the Risk Committee.

Credit Risk

Credit risk is addressed in formal loan proposals presented to the Loan Committee and the Board of Directors.  Loans and potential loan relationships greater than $250,000 are analyzed by the Credit Analyst Department and require a formal loan proposal and approval by the appropriate loan committee.   Regardless of whether a new loan request, a formal loan proposal, or an annual loan relationship review, each proposed loan, existing loan, or loan relationship has an assigned Loan Risk Rating based on credit factors, collateral adequacy, and financial strength of the loan relationship.  Decisions are made based on the most complete up-to-date information available. The defined Loan Risk Ratings are designed to cover a broad range of customers, so dominant risk characteristics determine the rating assigned.   In some instances, additional pricing, collateral, covenants, or risk mitigants may be necessary to reduce risk or credit exposure or to improve relationship profitability.

Interest Rate Risk

Interest rate risk is a large component of asset/liability management and is managed within the overall asset/liability framework.  The principal objectives of asset/liability management are to manage sensitivity of net interest spreads and net interest income to potential changes in interest rates.  Funding positions are kept within predetermined limits designed to ensure that risk-taking is not excessive and that liquidity is properly managed.  The Board of Directors seeks to address interest rate and non-interest income risk tolerances and, thereby, control risks.  Goals are (1) to increase the dollar amount of net interest income at a growth rate consistent with the growth rate of total assets and, given fluctuations in the external interest-rate environment, (2) to minimize fluctuations in net interest margin as a percentage of earning assets.

This type of risk focuses on the economic scenarios relative to the value of the Bank in the current interest rate environment, and the sensitivity to that value from changes in interest rates. Re-pricing risk, basis risk, yield curve risk, and options risk are types of interest risk to be considered.  Interest rate risk occurs due to differences between the timing of rate changes and the timing of cash flows (re-pricing risk); from changing rate relationships among different yield curves affecting bank activities (basis risk); and from changing rate relationships across the range of maturities (yield curve risk); and from interest-related options embedded in bank products (options risk).  Interest risk considerations typically include the effect of a change in interest rates on both the Bank’s accrual earnings and the market value of portfolio equity.

Interest rate sensitivity refers to the Bank's capability and/or need to react to actual and forecast interest rates and yields in the money and capital markets as well as in the local competitive environment. The magnitude of these gains or losses depends on the severity and timing of the market changes and on the ability to adjust.  The ability to adjust is controlled by the remaining time to maturity of fixed-rate contracts, customer actions, and the existence of contracts that provide for rate adjustments prior to maturity.  Analysis of interest rate sensitivity in the form of a net interest rate shock is employed.  In performing interest rate shock analysis, financial forecasting and simulation are used to anticipate the impact of forecast interest rates and evaluate the potential risk of alternative interest rates.  This policy is implemented by first producing a current forecast of balance sheet volumes and net earnings for the 12 month forecast horizon.  The second step is for eight alternative simulations to be prepared to test the forecast's sensitivity to interest-rate shocks and changes in the shape of the treasury yield curve.  The four alternative simulations are +/- 100, +/- 200, +/- 300 and +/-400 basis point shift.  After each alternative simulation, the forecast net interest income for the twelve-month period and the present value of equity at the end of the historical period are compared to the net interest income and present value of equity produced by the alternative simulation.  The percent changes in net interest income and present value of equity is then compared to management's guideline targets. The Bank also looks at varying scenarios such as nonparallel shifts in the yield curve. The model used for the simulations continues to be analyzed for possible refinements to assumptions. However, neither of financial forecasting or simulation adequately forecasts the impact of potential changes in interest rates on net interest income.  A yearly forecast of balance sheet volumes and net earnings is relied upon as a basis for asset liability decisions.  Each forecast is subject to testing for alternative interest rate possibilities to evaluate the risk inherent in management's plans.  The alternative interest rate possibilities are (1) an immediate 200 basis point change in average interest rates, or (2) a more gradual change in average interest rates.  Management believes the first method (instant change) would portray the worst case scenario as an impact on net interest earnings.  Therefore, method 1 is used in the interest rate shock analysis.

Liquidity Risk

Liquidity risk may impact earnings or capital based on changes in funding sources.   This risk affects the Bank’s ability to establish new relationships, service, or continue to service existing relationships.  This risk can also expose the Bank to litigation, financial loss, or damage to its reputation.  Liquidity risk exposure is present in various funding situations.  Thus, the Bank is responsible for careful evaluation of the types and levels of risk incurred in dealing with its customers and communities.  The liquidity risk policy provides direction and guidance for the management of funding sources, which also affects interest rate risk and price risk.  Guidance offered provides controls for the risk arising from taking positions in various liquid assets and short-term deposits regarding anticipated changes in interest rates.  Controls are vital to the continuity of operations and protections of resources, depositors, and shareholders.  It also assists in maximizing the return on shareholder investment without sacrificing its quality and reputation.   Various elements of funding volume and funding gaps are analyzed, the availability and size of secondary markets to convert instruments to cash is reviewed, the Bank’s cost of funding versus costs paid by competition are assessed, and rate scenarios and stress testing models are used to assess vulnerability.  This risk is evaluated and assigned a risk rating with the assessment of overall risk.

Price Risk

Price risk involves risk that may impact earnings or capital resulting from changes in the value of portfolios of financial instruments.  This risk affects the Bank’s ability to establish new relationships, service, or continue to service existing relationships.  Management of this risk is conducted under specific guidelines and product/service standards.  Guidelines assist in establishing, reevaluating, and changing prices for financial services or financial products.   These guidelines are structured to ensure an appropriate pricing structure, but also address such issues as volume and price sensitivity for various products.  Sources of price risk are identified, elements of the of the risk positions are analyzed, the flexibility of the current price profile versus the ability to hedge the risk is assessed, the proper balance of risk versus reward is determined, and appropriate levels of procedures, controls, and self-monitoring are evaluated for implementation and proper administration.  A risk rating is assigned in conjunction with the assessment of overall risk.

Foreign Exchange Risk

Foreign Exchange Risk may occur to earnings or capital as a result of movement of foreign exchange rates due to cross-border investing and operating activities.  Market making and position taking in foreign currencies involve foreign exchange risk.  In most instances foreign checks received are sent for collection.   Risk is minimized with issuance of drafts, letters of credit, and wire transfers through correspondent banks.  Risk exposure involves litigation, financial loss, and damage to its reputation.   Foreign exchange risk is monitored and evaluated and assigned a risk rating with the assessment of overall risk.

Compliance Risk

Compliance risk is monitored within the structure of the compliance risk management program.  Operating in compliance with laws, rules, regulations, and related accepted industry standards enhances the reputation, strategic goals and objectives, and operations of the Company.   Compliance risk attempts to evaluate and identify the overall level of compliance risk by measuring and defining the areas of risk for a designated law, rule, or regulation.  Defined risk factors within three risk categories (legal and regulatory, operational, and reputation risk) assist in determining the overall compliance risk rating assigned to each law, rule, or regulation.  Various factors within each risk category can increase or decrease the risk of non-compliance.  Each risk category is assigned a risk rating of High, Moderate, or Low.  The overall compliance risk rating for each law or regulation is the average of the risk ratings for the three risk categories.  The compliance risk assessment is conducted with the Compliance Committee and key business lines, departments, and functional areas. Compliance risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and the Audit Committee of the Board of Directors.

In addition to an overall compliance risk assessment, specific regulations require risk assessments based on defined risk factors.  Identity Theft Red Flags regulations require an annual Identity Theft risk assessment. The purpose of this risk assessment is to periodically review and update the Identity Theft Red Flag Program based on methods used to open accounts, methods available to access accounts, ongoing account monitoring, and the Company’s experiences with identity theft. Regulators expect a risk assessment process for Fair Lending risk. A fair lending risk assessment serves to verify how lending activities are identified, monitored, measured, and controlled, to make sure discriminatory, unfair, deceptive, abusive, and predatory acts and practices do not take place.   A fair lending risk assessment is conducted to evaluate the present risk management process and risk mitigation strategies. Risk indicators defined by interagency Fair Lending Examination Procedures are used to assess fair lending risk.   In evaluating the risk in lending activities, the following factors are considered:  changes in leadership and staffing, new products, product pricing, product and service offerings, policies and procedures, processes, and changes or updates to systems. Other factors considered included the present economy of the region, the market area served, and market area demographics. These risk assessments are conducted with key business lines, departments, and functional areas as applicable.   Fair Lending Risk assessment results are reviewed by the Compliance Committee and reported to the Risk Committee and Board Audit Committee.

An overall compliance risk assessment is conducted for the Bank Secrecy Act (BSA) and Office of Foreign Asset Control (OFAC).  Additionally, more in depth risk assessments for BSA, Anti-Money Laundering

(AML), Customer Identification Program (CIP), and OFAC are conducted annually and on an as needed basis by a select group of BSA trained individuals.  Results are reported to the Compliance Committee and the Audit Committee of the Board of Directors for approval.  At least annually, the quantified results are reported to the Board of Directors.  These Risk assessments focus on risk factors due to the Bank’s size, market presence, types of customers, types of products, geographic location, method of account opening, transaction type and are incorporated into BSA/AML software to aid in the monitoring and reporting requirements.

Transaction/Operational Risk

Transaction risk relates to service or product delivery and escalates based on problems with services or product delivery.  This risk is inherent in all bank products and services and arises on a daily basis as transactions are processed.  Controlling transaction risk involves internal controls, vendor management, proper use of information systems, employee integrity, and operating processes.   The Board of Directors and Management establish and reevaluate the risk tolerances which thereby control these risks.   Policy guidance provides standards to control the potential financial losses due to human error or fraud, incomplete information, or operational disruption.  Controlling this risk remains critical to the continuity of operations and protection of resources, depositors, customers, and shareholders.  It also assists the Bank to maximize the return on shareholder investment without sacrificing its quality and reputation.  Financial services and products are offered on a sound and economically feasible basis to the customers, communities, and markets served.   Products and services offered along with the transactions serviced are conducted under specific guidelines and operational standards.  Procedures and processes, including the development and introduction of new products and services, encompass the guidelines established.

Control mechanisms have been established to monitor data accuracy, proper accounting treatment, and compliance with laws and regulations, as well as bank policy.  Management and staff continually seek training and development to enhance their technical knowledge and skill levels to stay up-to-date on changes in financial service industry operations and industry best practices.   Development and issuance of timely internal management reports and bank-wide communication on properly conducting business relative to the transaction risk exposure are ongoing measures.   Methodologies to address areas of exposure from human error or fraud, incomplete information, and operational disruption seek to evaluate, mitigate, and identify cost-effective ways to reduce such risks.   Analysis and recommendations focus on systems development and utilization, capital investment for technology and hardware, and overall physical premises improvements to ensure efficiency and effectiveness in handling new products and services, complex transactions, and development of new products and services to keep pace with the future.

Strategic Risk

Strategic risk is a function of the compatibility between the bank’s strategic goals, its business strategies, the resources used to meet strategic goals, and the quality of implementation.  Resources necessary to carry out business strategies include both those that are tangible and those that are intangible.   Strategic risk incorporates management’s analyses of external factors that affect the strategic direction of the bank.  Anticipating change, both externally and internally, are essential to managing this risk.  Strategic risk arises from adverse business decisions or improper implementations of business decisions.

Addressing specific risk tolerances from a strategic focus aids in controlling this risk.   The Board of Directors and management provide direction and guidance regarding merger and acquisition plans, marketing initiatives, initiation of diversity in product elements, technology changes, and other related strategic moves.  Controlling this risk is necessary for the continuity of operations and protection of resources, depositors, customers, and shareholders.  It also assists in maximizing the return on shareholder investment without sacrificing quality or reputation.

Information Technology Risk

Information Technology (IT) governance is the responsibility of the Board of Directors. The core elements of IT governance encompass value, risk, and controls.  Management has appointed the Operations and IT Officer the responsibility for overall management of Information Technology risk.  IT risk focuses on information and information systems, especially the most critical and vital information assets. Without reliable and properly secured information systems, business operations could be severely disrupted.  Likewise, the preservation and enhancement of the Company’s reputation is directly linked to the way in which both information and information systems are managed. Maintaining an adequate level of security is one of several important aspects of managing IT risk.

The Information Systems (IS) Steering Committee serves as an advisory group providing assistance and guidance to management regarding customer information security, information systems planning, systems management organization, systems performance, business continuity, information security, system related expenditures, vendor management, and related policies and procedures.  The IS Steering Committee is chaired by the Operations and IT Officer and meets on a monthly basis.  Committee members are Executive Management representatives, the Operations and IT Officer, the Information Security Officer, the IT Manager, the Compliance Manager, the Chief Lending Officer and the Risk Manager.  Formal meeting minutes serve to document decisions and recommendations by the IS Steering Committee.  Meeting minutes are reported to the Management Committee and the Board ERM Committee.

An annual Information Technology Audit, which is facilitated by the Internal Audit Department, is conducted via a co-sourcing agreement with a third party auditor.  The objective of the IT audit is to evaluate the effectiveness and efficiency of operations, test the reliability of data and IT controls, and ensure compliance with applicable laws, regulations, guidance, and industry best practices.    The audit scope addresses IT Governance, IT Management, IT Operations, and IT Security.  The following systems and applications were evaluated based on operational criticality and security risks:  Network Resources, Core Data Processing, Internet Banking (Business and Retail), ATM and Debit Cards, Credit Cards, Wire Transfer, ACH Processing, Report and Document Storage, Commercial and Consumer Lending, Mortgage Lending, Custom Report Writing, Accounting, and Payroll.

Testing of the internal network environment and external network perimeter are included in the Results of the IT Audit and are reviewed with the IS Steering Committee and Management.  For any exceptions identified, a responsible party is assigned and action plans are developed to address corrective measures. The final results of the IT Audit are reviewed with the Board Audit Committee.  The status of unresolved audit issues along with their priority ratings is reported to both Management and the Board Audit Committee at each meeting.

Financial Reporting Internal Controls.  Sarbanes-Oxley introduced broad and challenging financial management and disclosure regulations. Non-compliance with Sarbanes-Oxley regulations has serious consequences.  As an accelerated SEC filer, the requirements of section 404 of the Sarbanes-Oxley Act are applicable to the Company.   Section 404 requires companies to maintain internal controls and procedures for financial reporting.  Management conducts an on-going review of key financial controls over financial reporting that ensures the accuracy of financial statements and entity-level controls that ensure compliance with the Committee of Sponsoring Organizations (COSO) internal control framework requirements. The COSO framework consists of five components that actively impact one another: control environment; risk assessment; control activities; information and communication; and monitoring.  These components often overlap and consistently evolve due to changes in the Company’s internal and external environment.

The review includes discussions with employees, process demonstrations, and detailed transaction testing to determine that controls are designed properly and operating effectively. The Company’s external auditor conducts its own Sarbanes-Oxley review independent of management’s review.  Both management and the external auditor issue an opinion regarding both the design and operating effectiveness of the key controls over financial reporting. Results of both Sarbanes-Oxley reviews are reported to the Board of Directors.

Information Security.  In conformance with Gramm-Leach-Bliley Act requirements regarding safeguarding and protecting customer information, an Information Security Risk Assessment is conducted at least annually by the Risk Department and reviewed with the Risk Committee, the Enterprise Risk Management Committee, and the Board of Directors. A risk analysis is performed to evaluate current processes, identify information assets, and determine the adequacy of the safeguarding and protection of confidential customer information collected and maintained.  For each information asset identified, the criticality of the asset, the threats to the defined asset, the likelihood of compromise of the asset, the business impact if an asset is compromised, and an overall risk rating for each asset are defined.   The results of this assessment are reviewed with the Information Systems (IS) Steering Committee and the Risk Committee and reported at least annually to the Board ERM Committee.

Vendor Management.  The Board of Directors bears ultimate responsibility to ensure an effective vendor management program has been implemented for proper oversight of outsourced relationships.  Management is charged with the responsibility to determine the necessary course of action to develop and maintain a comprehensive vendor management program.  Management has appointed the Operations and Information Technology Officer/ISO to oversee management of the vendor management program.  This individual reports directly to the Information Systems (IS) Steering Committee and management.  The Senior Operations Officer is the focal point for vendor management standards established by the IS Steering Committee and is responsible for implementation of procedures relating to vendor management. A vendor relationship subcommittee has been established to provide assistance and promote appropriate oversight of third party vendors and service providers, especially technology service providers, who provide products, services, and support for other such activities. Current subcommittee members consist of the Risk Management Officer, the Operations and Information Technology Officer/ISO, the Senior Operations Officer, and the Assistant Compliance Manager.

The vendor management program is used to identify, measure, monitor, and control the risks associated with outsourcing arrangements.  Outsourced relationships are addressed from an end to end perspective. The vendor management process reviews and evaluates the internal controls, maintenance and upkeep of an outsourced product or system, and the financial condition of third party vendors or service providers prior to selection for a new product or service, or as a condition for continued support of products and services. Third party vendors and service provider relationships are ranked by risk (High, Moderate, Low) annually as part of subcommittee’s ongoing efforts.  Rankings are based on the residual risk of the relationship after analyzing the quantity of risk relative to the controls over those risks.  Relationships with high risk ratings receive more frequent and stringent monitoring for due diligence, performance (financial and/or operational), and independent control validation reviews.

Management and the Board of Directors use oversight and monitoring documentation when renegotiating contracts, as well as in developing contingency planning requirements. Third party vendors and service providers may be required to sign a formal confidentiality and non-disclosure agreement. Such an agreement binds these parties to the same standards and level of data confidentiality and controls as those adhered to by the Company.  High risk third party vendors and service providers may be required to provide proof of bonding or insurance.  The Senior Operations Officer reports annually to the Board of Directors providing an update on the status of the vendor management program along with any significant changes or recommendations to the program.

Reputation Risk

Reputation risk exposure is present throughout the organization and is embedded in the reviews of each risk management category.  The types and levels of risk must continually be evaluated in dealings with customers and the communities.  Reputation risk refers to the risk to bank capital or earnings arising from negative public opinion.  Reputation risk is inherent in all bank activities.  It can affect the bank’s ability to establish new relationships or services, as well as its ability to continue servicing its existing relationships.  An abundance of caution is needed in dealing with bank customers and the community to preserve the bank’s reputation.

The Board of Directors and management provide direction and guidance for addressing risks to the Company and the Bank’s reputation in the marketplace.  Identification of areas of risk minimizes and controls reputation risk.   A reputation risk policy offers corporate guidance in anticipating and responding to changes in the market.   Controlling this risk is vital to the continuity of operations and protections of resources, depositors, customers, and shareholders.   Maximizing the return on shareholder investment without sacrificing quality and reputation are drivers for proper identification and management of reputation risk.   Being responsive to Bank customers, making prudent credit risk and interest risk decisions, strong internal controls, sound operations limiting fraud or materials losses, and maintaining strong confidentiality standards are sound practices to minimize reputation risk exposure.

Audit Committee Report

The Audit Committee of the Board of Directors submits the following report on the performance of its responsibilities for the year 2019.  The purposes and responsibilities of the committee are elaborated in the committee charter. The Board of Directors has determined that Steven A. Everhart, Chairman of the Audit Committee, is a “financial expert” as defined under the regulations promulgated under Sarbanes-Oxley. Mr. Everhart and all of the other members of the Audit Committee have been determined by the Board of Directors to be “independent” under the listing standards of the NASDAQ Marketplace Rules.

Management of the Company has primary responsibility for the financial statements and the overall reporting process, including the Company’s system of internal controls.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB).  This audit serves as a basis for the auditors’ opinion in the annual report to shareholders addressing whether the financial statements fairly present the Company’s financial position, results of operations and cash flows.  The Audit Committee’s responsibility is to monitor and oversee these processes.

In reviewing the independence of the Company’s external auditors, the Committee received from BKD, LLP (“BKD”) a letter required by the applicable requirements of the PCAOB regarding BKD’s communications with the Committee concerning independence, and has discussed with BKD its independence.

In fulfilling its responsibilities relating to the Company’s internal controls, accounting and financial reporting policies and auditing practices, the Committee has reviewed and discussed with management and BKD the Company’s audited financial statements for 2019. In this connection, the Committee has discussed with BKD the matters required to be discussed by the applicable requirements of the PCAOB.  Based on these reviews and discussions, the committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.

Respectfully submitted by the members of the Audit Committee:

Steven A. Everhart, Chairman

Jo Ellen Hornish, Steven J. Planson, Dr. K. Brad Stamm

Selection of Auditors/Principal Accounting Firm Fees

The firm of BKD, independent registered public accountants, was retained by the Audit Committee on behalf of the Company as auditors of the Company and the Bank for the 2019 fiscal year.  BKD was engaged to provide independent audit services for the Company and the Bank and to provide certain non-audit services including advice on accounting, tax and reporting matters. BKD has again been engaged to provide such services for the 2020 fiscal year. The Board of Directors expects that a representative of BKD will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.  The Company has been advised by BKD that no member of that firm has any financial interest, either direct or indirect, in the Company or its subsidiary, other than as a depositor, and it has no connections with the Company or its subsidiary in any capacity other than that of public accountants.

BKD and its affiliates billed the aggregate fees shown below for audit, audit related matters, tax and other services rendered to the Company and its subsidiary for the years 2019 and 2018.  Audit fees include fees billed in connection with the audit of the Company's annual financial statements, fees billed for the review of the unaudited financial statements contained in the Company's periodic reports on Form 10-Q, as filed with the Securities and Exchange Commission and assistance in compliance with the internal control requirements mandated by Section 404 of Sarbanes-Oxley.  Audit related fees may include consulting on other accounting matters.  Tax consulting services included assistance regarding franchise tax and federal and state income tax planning.

BKD and its affiliates contracted for the following amounts to the Company and its subsidiary during 2019 and 2018, respectively for audit, audit related fees, tax fees and all other fees:

	BKD - 2019	BKD - 2018
Audit fees (1)	$179,000	$172,000

Audit Related fees (2)	$28,000	$31,710

Tax fees (3)	$21,300	$20,600

TOTAL	$228,300	$224,310

(1)	Includes fees for the audit of the consolidated financial statements and for review of interim financial information contained in the quarterly reports on Form 10-Q.
(2)

Includes the aggregate fees billed in 2019/2018 for professional services performed in connection with the Company’s acquisition of Limberlost Bancshares, Inc, and filing of certain registration statements and the related issuance of consents.

(3)	Includes fees for tax compliance services, including preparation of federal and state income tax returns, preparation of property tax returns, and tax payment and planning services.

All the services noted above were approved in advance by the Audit Committee in accordance with the requirements of the Audit Committee Charter.

PROPOSAL TWO

SAY-ON PAY

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) adopted new Section 14A of the Securities Exchange Act of 1934.  Pursuant to Section 14A(a)(1), companies that are subject to the federal proxy rules, like the Company, are required to provide shareholders a nonbinding advisory vote on the executive compensation programs of the Company.  This proposal, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to endorse or not endorse our executive compensation programs. The Company conducted the last “Say-on-Pay” vote at the 2017 Annual Meeting of Shareholders. In accordance with the general preference of shareholders to have Say-on-Pay proposals every three years, shareholders again have the opportunity to cast their advisory votes in consideration of the Company’s executive compensation program at this year’s Annual Meeting. The Board of Directors and Committee will evaluate the results of this year’s advisory vote to determine whether changes to such policies and practices may be necessary or appropriate to address shareholder concerns.

As discussed in “Compensation Discussion and Analysis” below the Compensation Committee has determined that the compensation structure for the Company’s executive officers is effective and appropriate and has determined that the Company’s executive compensation programs are reasonable and not excessive. Shareholders are encouraged to read the section of this Proxy Statement entitled “Compensation Discussion and Analysis” as well as the tabular disclosure regarding Named Executive Officer compensation together with the accompanying narrative disclosure.   The following resolution is presented for consideration at the annual meeting:  “Resolved, that the shareholders approve, on an advisory basis, the compensation programs of the Company as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure of the Proxy Statement for the 2020 Annual Meeting.”

Vote Required to Approve

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock at the Annual Meeting is required to approve Proposal Two.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE EXECUTIVE COMPENSATION PROGRAMS EMPLOYED BY THE COMPENSATION COMMITTEE, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH THE ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT.

PROPOSAL THREE

Advisory Vote on the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors proposes and recommends that the shareholders approve the selection by the Committee of the firm of BKD, LLP to serve as the Company’s independent registered public accounting firm for the 2020 fiscal year. Action by the shareholders is not required by law in the appointment of an independent registered public accounting firm, but their appointment is submitted by the Audit Committee of the Board of Directors in order to give the shareholders a voice in the designation of auditors. If the resolution approving BKD, LLP as the Company’s independent registered public accounting firm is rejected by the shareholders, the Committee will reconsider its choice of independent auditors. Even if the resolution is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

Vote Required to Approve

The affirmative vote of a majority of the votes cast by the holders of the Company’s common stock is required to approve Proposal Four.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE NON-BINDING ADVISORY PROPOSAL ON THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Compensation Discussion and Analysis

Introduction.  The Compensation Committee administers our executive compensation program.  The Committee, which is composed entirely of independent directors, is responsible for reviewing and determining executive officer compensation, for evaluating the President and Chief Executive Officer, for overseeing the evaluation of all other officers and employees, for administering our incentive compensation programs (including the long-term stock incentive plan), for approving and overseeing the administration of our employee benefits programs, for providing insight and guidance to management with respect to employee compensation, and for reviewing and making recommendations to the Board with respect to director compensation.  The President and Chief Executive Officer participates with respect to making recommendations concerning annual salary adjustments and long term equity incentive compensation regarding executive officers (other than himself) of the Company.

The Compensation Committee operates under a charter adopted by the Board of Directors.  Annually, the Compensation Committee reviews the adequacy of its charter and recommends changes to the Board for approval.  The Compensation Committee meets at scheduled times during the year and also acts upon occasion by written consent.  The Chair of the Compensation Committee reports on Committee activities and makes Committee recommendations at meetings of the Board of Directors.

Compensation Philosophy.  Our executive compensation programs seek to achieve and maintain equity with respect to balancing the interests of shareholders and executive officers, while supporting our need to attract and retain competent executive management.   The Compensation Committee has developed an executive compensation policy, along with supporting executive compensation plans and programs, which are intended to attain the following objectives:

•	Support a pay-for-performance policy that rewards executive officers for corporate performance.
•	Motivate executive officers to achieve strategic business goals.
•	Provide competitive compensation opportunities critical to the Company’s long-term success.

The Committee collects and analyzes comparative executive compensation information from relevant peer groups, approves executive salary adjustments, recommends executive discretionary cash-based incentive/compensation program thresholds, and administers the Company’s long term stock incentive plan (the “Long Term Incentive Plan”).  Additionally, from time to time, the Committee reviews other human resource issues, including benefits, management performance appraisals, and succession planning.

The Committee uses comparisons of competitive executive pay practices taken from banking industry compensation surveys and, from time-to-time, consultation with independent executive compensation advisors.  Peer groups and competitive compensation practices are determined using executive compensation packages at bank holding companies and subsidiaries of comparable size to the Company and the Bank. In evaluating peer group companies, the base salary and incentive compensation paid to the chief executive officer of each of the following nine peer bank holding companies (symbol), as well as the respective ROA (Return on Assets) of each are taken into consideration.  The Committee reviews this information at least once a year in conjunction with events in the industry and marketplace to determine if any changes or revisions are deemed necessary.  For 2019 compensation considerations, the peer group companies consisted of nine bank holding companies: Civista Bancshares, Inc. (CVIB), Farmers National Banc Corp. (FMNB), First Defiance Financial Corp. (FDEF), Horizon Bancorp, Inc. (HBNC), LCNB Corp. (LCNB), MBT Financial Corp. (MBTF), Mutual First Financial, Inc. (MFSF), SB Financial Group, Inc. (SBFG), and United Bancshares, Inc. (UBOH).

The financial performance of the selected peer group bank holding companies is also evaluated relevant to the performance of peers located outside of the Midwest, which information is made available by the FDIC as part of its Uniform Bank Performance Report.  The Company may periodically review and adjust the selected peer group companies in conjunction with a regular review of executive compensation pay and practices in connection with future compensation decisions.

In making its decisions regarding annual salary adjustments, the Committee reviews quantitative and qualitative performance factors as part of an annual performance appraisal.  These are established for each executive position and the performance of the incumbent executive is evaluated annually against these standards.  This appraisal is then integrated with market-based adjustments to salary ranges to determine if a base salary increase is merited.

The Committee administers the cash-based incentive compensation program and the Long Term Incentive Plan.  Cash-based incentive bonuses and equity awards are at-risk compensation.   Awards under these programs are recommended by the Committee to the Board of Directors when, in the judgment of Committee members, such awards are deemed to provide executive officers a reasonable incentive for the achievement of the Company’s mid and long-term strategic objective, and are otherwise justified by the performance of executive officers in relation to the performance of the Company.

The accounting and tax treatment of particular forms of compensation do not materially affect the Committee’s compensation decisions. However, the Committee evaluates the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to its compensation policies where appropriate.

Components of Compensation.  The elements of total compensation paid by the Company to its senior officers, including the President and Chief Executive Officer (the “CEO”) and the other executive officers identified in the Summary Compensation Table which appears following this Compensation Discussion and Analysis (the CEO and the other executive officers identified in that Table are sometimes referred to collectively as the “Named Executive Officers”), include the following:

•	Base salary;
•	Awards under our cash-based incentive compensation program;
•	Awards under our Long Term Stock Incentive Plan;
•	Benefits under our Profit Sharing Plan; and
•	Benefits under our health and welfare benefits plans.

Base Salary.  The base salaries of the Named Executive Officers are reviewed by the Committee annually as well as at the time of any promotion or significant change in job responsibilities.  The committee reviews peer group data to establish a market-competitive executive base salary program, in conjunction with a formal performance appraisal system that focuses on awards that are integrated with strategic corporate objectives.  Salary income for each Named Executive Officer for calendar year 2019 is reported in the "Salary" column 1 of the Summary Compensation Table, which appears following this Compensation Discussion and Analysis.

In making its decisions regarding annual salary adjustments for 2020, the Compensation Committee reviewed quantitative and qualitative performance factors, peer compensation comparisons, market-based salary ranges, and overall performance of the Company to determine base salary adjustments. Based on the factors considered, the Committee increased Mr. Eller’s annual base salary 7.00% for 2020.

Cash-Based Incentive Compensation Program.  The Company has established a cash-based incentive compensation program. The cash incentive for executive officers under this plan is based on two criteria.  The first is return on average assets ("ROA") of the Bank.

If the ROA of the Bank equals the target ROA of 1.25%, executive officers receive the full cash incentive established.  The targeted goal of ROA is based on reviewing the projected budget, the five and ten year history and average of the Bank along with peer, industry, and other information requested by the Compensation Committee.  The calculated ROA is inclusive of the cost of the incentive and is net of the captive insurance expense at the Bank level, and additionally excludes merger-related expenses incurred in 2019 pertaining to the merger transaction involving Limberlost Bancshares, Inc. The full cash incentive under this criterion is equivalent to 30% of base salary for the CEO and 20% of base salary for the remaining executive officers.  If the ROA of the Bank is equal to .95%, fifty percent of the incentive is paid.  If the ROA is between .95% and 1.25%, the incentive is paid on a prorated basis.  Should the ROA exceed 1.25%, the incentive paid would be increased accordingly.  At an ROA of .90%, a forty percent payout is made.  Again, with ROA between .90% and .95%, the payout is prorated.  Should the ROA be below .90%, no cash incentive is paid under the computation.  Incentive compensation would then be paid under the same terms to all employees of the Bank.  The percentage of base salary for this incentive is paid in the first quarter of the subsequent year.   The target percentage along with budget and base may be adjusted for 2020.

The second criterion used in determining the cash incentive to be paid to executive officers is earnings per share ("EPS") of the Company.  The target EPS goal is based on reviewing past performance and history and the projected EPS from the budget.  The EPS final incentive target ranges were set as follows:  a 5% incentive would be paid for an EPS of $1.69 (which was equal to 2018 performance), a 10% incentive would be paid for an EPS of $1.75, and a 15% incentive would be paid for an EPS of $1.90.  If the EPS is below $1.69, an incentive would not be paid for this criterion.  An EPS between the stated targets or exceeding $1.90 would be adjusted accordingly.  The percentage of base salary for the incentive is paid in the first quarter of the subsequent year.  The target EPS and corresponding percentages may be adjusted for 2020.

The budget or forecast ROA and EPS used for the 2019 incentives were set equivalent to the expected performance of normal operations.

In establishing dual incentives for the executive officers of the Bank, the objective of the Company is to limit the risk exposure to compensating for short term gains while still recognizing the importance of return to its shareholders each year.  Thus, more emphasis is placed on rewarding for stable, long term performance through the use of ROA criterion along with a higher percentage of pay at risk.  The EPS criterion recognizes a yearly target and focuses on the importance of earning performance and its impact on maintaining a healthy profitable corporation from which to pay dividends to shareholders and to maintain and improve the value of their stock.  Each year, the Committee sets goals for each incentive which it believes are attainable, but still require executives' performance at a consistently high level to achieve target award levels.  As such, the Company believes it has established an equitable and reasonable balance in the incentives for executive management.  Given that the target ROA and EPS may be adjusted each year at the Board's discretion, the Company feels it has established a plan that is beneficial to both its executives and shareholders by placing overall emphasis on corporate performance and return to shareholders.

Further discussion of the Bank's overall incentive plan may be found in the 2019 financial report and the Form 10-K.

Incentive Stock Compensation.  The Bank uses the grant of stock awards under our Long Term Incentive Plan as the primary vehicle for providing long-term incentive compensation opportunities to its officers, including the Named Executive Officers.  The grant of stock awards is intended to serve as both a recruitment tool, as well as an officer retention tool, and as such requires a three-year cliff vesting period prior to issuance without restrictions.  Officers’ and Named Executive Officers’ past and future services are considered for grants of stock awards.  The Bank has not adopted any specific policy regarding the amount or timing of any stock-based compensation under the plan.  The number of shares underlying the award granted to each Named Executive Officer in 2019 is set forth in the Grants of Plan Based Awards Table and the fair value dollar amount, determined on the grant date, for calendar year 2017, 2018, and 2019 with respect to each such award is set forth in the column titled Stock Awards of the Summary Compensation Table, each of which follows.  Information concerning the number of stock awards held by each Named Executive Officer as of December 31, 2019 is set forth in the Outstanding Equity Awards at Fiscal Year-end Table, which also follows.

Profit Sharing Plan.  The Bank has established a 401(k) profit sharing plan that allows eligible employees to save at a minimum one percent of eligible compensation on a pre-tax basis, subject to certain Internal Revenue Service limitations.  The Bank will match 50% of employee 401(k) contributions up to four percent of total eligible compensation.  In addition, the Bank may make a discretionary contribution from time to time as is deemed advisable.  A participant is 100% vested in the participant’s deferral contributions. A six-year vesting schedule applies to employer discretionary contributions and employee matching contributions.  In order to be eligible to participate, the employee must be 21 years of age, have completed six months of service, work 1,000 hours in the plan year and be employed on the last day of the year. Entry dates have been established at January 1 and July 1 of each year.  The plan calls for only lump-sum distributions upon either termination of employment, retirement, death, or disability.  The Company’s contribution to the plan made on behalf of the Named Executive Officers is included under the “All Other Compensation” column in the Summary Compensation Table.

Health and Welfare Benefits.  The Company provides healthcare, life and disability insurance and other employee welfare benefits programs to its employees, including its executive officers. The committee is responsible for overseeing the administration of these programs and believes that its employee benefits programs should be comparable to those maintained by other members of the relevant peer groups so as to assure that the Company is able to maintain a competitive position in terms of attracting and retaining officers and other employees.  Except for our Executive Survivor Income Agreement, our employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company has entered into Executive Survivor Income Agreements with some of the Named Executive Officers that provide certain death benefits to the executive’s beneficiaries upon his or her death.  The agreements provide a pre-retirement and post-retirement death benefit payable to the beneficiaries of the executive in the event of the executive’s death. The Company had originally purchased life insurance policies on the lives of all participants covered by these agreements in amounts sufficient to provide the sums necessary to pay the beneficiaries. As the employees age and their pay increased, the Company is made whole on its investment before beneficiaries receive any proceeds. Therefore, over time, the death benefit payable to the beneficiary may be smaller than the previously anticipated value. Two former executives have been impacted. The actual gross death benefit amounts payable under this plan are disclosed under Payments and Benefits in Connection with Termination or Change-in-Control.

Consideration of Advisory Vote on Executive Compensation.   The Company last conducted an advisory vote on executive compensation at the 2017 annual Meeting of Shareholders.  Votes cast on that advisory proposal indicated a significant level of support in favor of the Company’s compensation policies and practices as disclosed in the proxy statement for the 2017 Annual Meeting.  As a result of this strong shareholder support, the Board of Directors and the Committee did not believe that any significant changes to the Company’s compensation policies and practices were needed to address shareholder concerns.

Shareholders again have the opportunity to cast their advisory votes in consideration of the Company’s executive compensation program at this year’s Annual Meeting.  The Board of Directors and Committee will evaluate the results of this year’s advisory vote to determine whether changes to such policies and practices may be necessary or appropriate to address shareholder concerns.

2019 Executive Officer Compensation Program.  For 2019, the Named Executive Officers in the Summary Compensation Table received salaries that were intended to maintain their compensation at a competitive level and acknowledge the competitive market conditions in which the Bank’s business continues to be conducted.

To aid in determining chief executive officer compensation for 2019, the Company used compensation data from peer bank holding companies which are similar in size ($683 million to $3.96 billion in assets), and geographic locations (located in Ohio, Indiana, and Michigan), and which are also publicly held and performing similarly to the Company as one piece of information.  Data is obtained from the proxy statements filed by those companies as of the previous year end.  This provided a regional comparison in addition to compensation data obtained from other state or national peer comparisons.

For 2019 executive officer compensation, the President and CEO of the Bank and the CFO, participated in the presentation portion of the Committee meeting at which compensation information was presented and reviewed.  The Committee then met in executive session and made its own determinations regarding compensation for the President and CEO and all other executive officers.  Adjustments in 2019 base salary were based upon each Named Executive Officer's annual performance review, an annual review of peer compensation, and the overall performance of the Company. These adjustments are consistent with the Company’s salary budget which is approved by the Compensation Committee and becomes part of the overall budget approved annually by the Board of Directors.

As part of its compensation program the Company has entered into agreements with some of the Named Executive Officers pursuant to which they will be entitled to receive severance benefits upon the occurrence of certain enumerated events following a change in control.  The events that trigger payment are generally those related to termination of employment without cause or detrimental changes in the executive’s terms and conditions of employment.  See the section captioned “Post-Employment Compensation/Change in Control Agreements” that follows for a more detailed description of these events.  The Company believes that this structure will help: (i) assure the executives’ full attention and dedication to the Company, free from distractions caused by personal uncertainties and risks related to a pending or threatened change in control, (ii) assure the executives’ objectivity for shareholders’ interests, (iii) assure the executives of fair treatment in case of involuntary termination following a change in control, and (iv) attract and retain key talent during uncertain times.

Risk Management and Compensation.  The compensation policies and practices of the Company are not believed to create risks that are reasonably likely to have a material adverse effect on operations or financial results.  The compensation policies and practices of the Company are not designed to provide enormous bonuses and do not encourage employees to take undue amounts of risk.  The incentives provided to employees are designed to encourage sound performance over time rather than the pursuit of immediate high-risk profits.  The policies and practices of the Company include controls that mitigate the potential impact of compensation policies that might otherwise create unacceptable levels of risk.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Compensation ($) (1)	Stock Awards ($) (2)	Option Awards ($)	All Other Compensation ($) (3)	Total ($)

Lars B. Eller	2019	350,000	122,500	75,000	0	17,872	565,372
President and Chief Executive	2018	87,500	57,470	51,084	0	1,939	197,993
Officer (PEO) (4) (5)

Barbara J. Britenriker	2019	218,498	54,447	50,000	0	31,735	354,680
Executive Vice President (PFO)	2018	209,091	108,748	89,460	0	31,147	438,446
	2017	203,000	100,282	55,580	0	27,497	386,360

Todd A. Graham	2019	190,590	47,648	6,250	0	22,513	267,000
Executive Vice President	2018	184,681	96,052	22,365	0	23,395	326,492
	2017	181,030	89,429	11,116	0	18,817	300,393

Edward A. Leininger	2019	190,883	47,721	18,750	0	27,324	284,678
Executive Vice President	2018	184,681	96,052	22,365	0	28,012	331,110
	2017	181,030	89,429	22,320	0	25,154	317,933

Rex D. Rice	2019	185,500	46,375	31,250	0	26,447	289,572
Executive Vice President	2018	178,000	92,578	55,913	0	26,867	353,358
	2017	171,000	84,474	38,906	0	23,620	318,000

Paul S. Siebenmorgen	2019	49,339	0	0	0	4,842	54,181
Retired Past President and Chief	2018	377,325	227,138	178,920	0	36,838	820,221
Executive Officer (PEO) (6)	2017	362,300	210,179	111,160	0	32,195	715,834

Summary Compensation Table Footnotes:

(1)

Reflects payments made pursuant to the Company’s cash-based incentive compensation program discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”.

(2)

Reflects the dollar amount at the market value on the grant date of each year in which restricted stock awards were granted under the Long Term Incentive Plan, as discussed more thoroughly under the section of this Proxy Statement captioned “Compensation Discussion and Analysis”. Each award vests three years following the date of grant, except for Lars Eller’s stock awards which vest on the one year anniversary date of his employment with the Company.

(3)

Includes contributions by the Company to the Company’s defined contribution profit sharing and 401(k) plan, certain life insurance premiums paid by the Company for the benefit of the Named Executive Officer, and with respect to Mr. Eller only, amounts paid pursuant to a monthly automobile allowance, as follows:

Name	Retirement Contributions ($)	Life Insurance Premiums ($)	Automobile Allowance ($)	Total ($)
Lars B. Eller	16,384	1,489	7,200	25,072
Barbara J. Britenriker	31,145	589	0	31,735
Todd A. Graham	21,996	516	0	22,513
Edward A. Leininger	26,808	516	0	27,324
Rex D. Rice	25,944	503	0	26,447
Paul S. Siebenmorgen	4,564	278	0	4,842

(4)

Mr. Eller was appointed to the Board of Directors of the Company and The Farmers & Merchants State Bank on September 21, 2018, when he was named to the position of President and CEO of the Bank.  Mr. Eller assumed the additional position of President and CEO of the Company as of February 1, 2019.

(5)	Mr. Eller’s director fees are included in his base salary.
(6)	Mr. Siebenbmorgen was President and CEO of the Company until his retirement from that position on February 1, 2019.

Narrative Explanation to the Summary Compensation table

On September 13, 2018, Mr. Eller joined The Farmers & Merchants State Bank as President and CEO of the Bank. He was appointed to the Board of Directors of the Company and the Bank on September 21, 2018. Mr. Eller assumed the additional position of President and CEO of the Company as of February 1, 2019, formerly held by Mr. Siebenmorgen.  Mr. Siebenmorgen was President and CEO of the Company and the Bank prior to September 13, 2018, and he remained as President and CEO of the Company until his retirement from that position on February 1, 2019.

Named Executive Officers participate in an annual cash-based incentive compensation program that provides for awards tied to the profit performance of the Company during the fiscal year. The amounts set forth in the “Non-Equity Incentive Compensation” column represent the awards made under the terms of the Plan for 2019 which were paid to the respective Named Executive Officer during the first quarter of 2020.  The awards under the plan in 2018 and 2019 were also paid out to officers in the first quarter of the following year. Refer to the compensation discussion and analysis for a complete explanation of the Plan.

•

Based on 2019 results, an ROA of 1.25% at the Bank level equals the target ROA of 1.25% which is equivalent to a 100% payout of the incentive.  Based on a 100% payout, 30% of base salary was paid to the CEO and 20% of base salary was paid to the remaining executive officers.   The percentage of base salary for this 2019 incentive was paid in the first quarter 2020.

•

For 2019, a prorated payout of 50% of total goal which is equivalent to 5% of base salary paid to all executive officers based on an EPS of $1.69.  The percentage of base salary for the 2019 incentive was paid in the first quarter 2020.

The stock awards reported in the Summary Compensation Table represent the dollar amount valued as of the grant date of restricted stock awards to Named Executive Officers.  The vesting of awards of restricted stock made to date under the terms of the Long Term Incentive Plan occurs three years following the grant, unless otherwise specified.

On September 13, 2018, The Farmers & Merchants State Bank, the wholly-owned subsidiary of Farmers & Merchants Bancorp, Inc. entered into an employment agreement (the “Employment Agreement”) with Lars B. Eller, under which Mr. Eller became the President and Chief Executive Officer of the Bank.  Mr. Eller’s Employment Agreement was for a three-year term ending on August 31, 2021.  Pursuant to the terms of the Employment Agreement, Mr. Eller would receive a base pay of $350,000, subject to upward adjustment, and would be entitled to participate in the Bank’s employee benefit plans and programs generally available to similarly situated employees.  The Employment Agreement also provided for Mr. Eller’s participation in the Bank’s Annual Cash Incentive Plan and 401(k) Plan for the 2018 calendar year and, beginning in 2019, he would receive grants of restricted stock with a target range of 4,000 restricted shares in 2019.  In addition, the Employment Agreement provided for an award to Mr. Eller of 1,200 restricted common shares of the Company which vested on the first anniversary of his employment with the Company.  The Agreement provided that Mr. Eller would be reimbursed for appropriate business expenses, and also would be reimbursed for his reasonable relocation costs in connection with his move to the Archbold, Ohio area.  The Employment Agreement also provided for four weeks of vacation, a monthly automobile allowance, and an obligation on the part of the Company to maintain a term life insurance policy for the benefit of Mr. Eller in the amount of $600,000.  Under the terms of the Employment Agreement, Mr. Eller is subject to covenants not to compete and not to solicit during the term of the Employment Agreement and for one year after termination of his employment with the Bank.  During the term of the Employment Agreement, the restrictions apply without geographic limit.  After termination of Mr. Eller’s employment with the Bank, the covenants not to compete and not to solicit would apply to counties where the Bank has offices and contiguous counties.  The Employment Agreement also contains provisions governing payouts to Mr. Eller in connection with certain terminations from employment, which are discussed under the section of this Proxy Statement captioned “Post-Employment Compensation/Changes in Control Agreements.”

2019 Grants of Plan-Based Awards

Name and Principal Position	Year	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)
Lars B. Eller, President	2019	8/16/2019	3,000	75,000
and CEO (PEO)

Barbara J. Britenriker, EVP (PFO)	2019	8/16/2019	2,000	50,000

Todd A. Graham, EVP	2019	8/19/2019	250	6,250

Edward A. Leininger, EVP	2019	8/16/2019	750	18,750

Rex D. Rice, EVP	2019	8/16/2019	1,250	31,250

Narrative Explanation to the Grants of Plan-Based Awards table

The above amounts represent information regarding restricted stock awards made to each of the respective Named Executive Officers during 2019 under the terms of the Company’s Long Term Incentive Plan.  The awards vest in full after three years of service from the date of grant to the respective officer.  The vesting of the awards is accelerated in the event of the death or disability of the officer or upon a change in control.

Outstanding Equity Awards at 2019 Fiscal Year-End Table

Name and Principal Position	Number of Shares or Units of Stock that have not Vested (1, 2) (#)	Market Value of Shares or Units of Stock that have not Vested (3) ($)
Lars B. Eller, President and CEO (PEO)	3,000	90,450
Barbara J. Britenriker, Executive Vice President (PFO)	6,000	180,900
Todd A. Graham, Executive Vice President (4)	1,150	34,673
Edward A. Leininger, Executive Vice President	2,050	61,808
Rex D. Rice, Executive Vice President	3,900	117,585

Number of Shares Vesting Dates

Name	Number of Shares Vesting on 8/18/20 (2)	Number of Shares Vesting on 8/17/21	Number of Shares Vesting on 8/16/22
Lars B. Eller (5)	0	0	3,000
Barbara J. Britenriker	2,000	2,000	2,000
Edward A. Leininger	800	500	750
Rex D. Rice	1,400	1,250	1,250

2019 Vesting of Stock Awards Granted 8/19/2016 under the Long Term Incentive Plan

	Stock Awards

Name	Number of Shares Acquired on Vesting	Value Realized on Vesting (6,7,8) $
Lars B. Eller (6)	1,200	32,160
Barbara J. Britenriker (7)	1,200	30,252
Edward A. Leininger (7)	1,000	25,210
Todd A. Graham (7)	1,000	25,210
Rex D. Rice (7)	1,200	30,252
Paul S. Siebenmorgen (8)	12,000	378,360

(1)	Vesting dates for reported stock awards under the Long Term incentive Plan are reflected in the Number of Shares Vesting Dates table above.
(2)	Shares adjusted for the 2-for-1 stock split on September 20, 2017.
(3)	Market value based on market price on December 31, 2019 of $30.15.
(4)	1,150 shares vested upon his retirement on January 31, 2020.
(5)	1,200 shares vested on September 18, 2019, the first anniversary of his employment with the Company.
(6)	The value realized on vesting is based on the market value of Company shares on the vesting date of 9/18/2019, the first anniversary of his employment with the Company.
(7)	The value realized on vesting is based on the market value of Company shares on the vesting date of 8/19/2019.
(8)	The value realized on vesting is based on the market value of Company shares on the vesting date of 2/1/2019, Mr. Siebenmorgen’s retirement date from the Company.

Post-Employment Compensation/Change in Control Agreements

The tables below provide a summary of payments to the named executive officers under the Company’s compensation arrangements and plans in connection with certain terminations from employment, assuming that the triggering events giving rise to termination occurred on December 31, 2019.

The Company has entered into Change in Control Severance Compensation Agreements with its executive officers, Ms. Britenriker, Mr. Leininger, and Mr. Rice.   These agreements provide for payment of an amount equal to one year's compensation to the executives, or two years compensation for Ms. Britenriker, in the event that the executive’s employment is terminated in connection with a "Change in Control" as defined in the Agreements.  No payments will be made in such event if the executive is terminated "for cause."

If a change in control had occurred as of December 31, 2019, this would have resulted in payments to the executives as shown on the following table.  In addition to the payment equal to two times their annual salary for Mr. Eller (pursuant to his Employment Agreement noted below) and Ms. Britenriker and one times their annual salary for Mr. Leininger and Mr. Rice, the Agreements provide for the continuation of health insurance and other benefits for the remainder of the “Benefit Period,” as defined in the Agreements, which amounts are also included in the table. Under the terms of the restricted stock awards, all granted shares would be accelerated to 100% vested and given to the officers. The values of these shares are shown using the market value as of December 31, 2019 at $30.15.

The Employment Agreement with Mr. Eller provides for termination upon the expiration of the designated term provided therein, death, by the Bank for “cause” (as defined in the Employment Agreement), disability, by the Bank without cause, voluntary termination by Mr. Eller, or in connection with a “change in control” (as defined in the Employment Agreement).  Upon termination by the Bank without cause, the Bank would be obligated to pay Mr. Eller one year of compensation, unless the termination had occurred prior to the first anniversary of his hiring (September 18, 2019), in which case he would have been entitled to two years of compensation.  Such compensation would include his then base pay, any incentives earned to the date of termination, and continued coverage under the Bank’s health and dental plan or payment of an amount equal to such benefits.  Under the terms of the Employment Agreement, in the event of an involuntary termination following a change in control, Mr. Eller would generally be entitled to receive an amount equal to two times the sum of his then annual base pay and any incentive compensation earned through the date of the change in control.  In addition, he would be entitled to continuing coverage under the Bank’s health, disability, dental and life insurance at the same levels provided him prior to the change in control, for a period of 12 months after the change in control.

Also included in the tables are amounts that would be payable to the executive or their estate upon the death of the executive pursuant to individual executive survivor income agreements ("ESIA").  See the section of the Compensation Discussion and Analysis captioned "Components of Compensation - Health and Welfare Benefits" for additional information regarding the ESIA.  In addition, all unvested stock awards would also immediately vest upon the death or permanent disability of an executive officer.

	Potential Payments upon Death
Name of Executive	Payments upon Death under Executive Life Insurance Arrangements	Payments upon Death under Group Term Insurance Policy	Acceleration of Stock Awards	Total
Lars B. Eller	$600,000	$715,000	$90,450	$1,405,450
Barbara J. Britenriker	$350,000	$451,996	$180,900	$982,896
Edward A. Leininger	$260,651	$396,766	$61,808	$719,225
Rex D. Rice	$300,000	$386,000	$117,585	$803,585
Paul S. Siebenmorgen	$235,478	$-	$-	$235,478

	Potential Payments upon Termination of Employment and/or Change in Control
Name of Executive	Change in Control Severance Payments (2x Salary and Bonus)	Continuation of Health and Welfare Benefits	Acceleration of Stock Awards	Total
Lars B. Eller	$879,970	$42,347	$90,450	$1,012,767
Barbara J. Britenriker	$612,667	$36,658	$180,900	$830,225
	(1x Salary and Bonus)
Edward A. Leininger	$268,617	$17,118	$61,808	$347,543
Rex D. Rice	$259,976	$16,693	$117,585	$394,254

	Potential Payments upon Permanent Disability
Name of Executive	Payments under Group Long-Term Disability Insurance Policy (Annual Benefit)	Continuation of Health and Welfare Benefits	Acceleration of Stock Awards	Total
Lars B. Eller	$233,345	$27,064	$90,450	$350,859
Barbara J. Britenriker	$145,673	$32,498	$180,900	$359,071
Edward A. Leininger	$127,262	$16,074	$61,808	$205,143
Rex D. Rice	$123,673	$15,218	$117,585	$256,476

CEO Pay Ratio Disclosure

Introduction.  The Securities and Exchange Commission adopted a rule under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the president and chief executive officer (“CEO”).  The purpose of the required disclosure is to provide a measure of the equitability of pay within the organization.  We believe our executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance shareholder value.  We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees.

The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in fiscal year 2019 to that of all other Company employees for the same period.

Identification of Median Employee.  The Median Employee was identified by examining the Company’s payroll records for all individuals, excluding the Company’s CEO and the CEO of the Company’s subsidiary, The Farmers & Merchants State Bank, who were actively employed by the Company on December 31, 2019 (whether employed on a full-time, part-time, or seasonal basis).  As of this date, the Company employed 345 individuals.  For such employees, no assumptions, adjustments, or estimates with respect to total cash compensation were made.   Wages and salaries were not annualized for those employees that were not employed for the full year of 2019.

Pay Elements.  The Company’s contribution to the 401(k) profit sharing plan and the medical benefits provided are included as all employees including the CEO are offered the exact same benefits and the Company utilizes the Internal Revenue Service safe harbor provision for 401(k) discrimination testing.   Additionally, the Group Term Life Insurance and Accidental Death and Dismemberment benefits were included as these benefits cover all employees though the benefit would differ based on age and base salary.

The Median Employee identified is not an Officer of the Company and thus is not eligible for all compensation elements available to Officers.  As a Director of the Company, Mr. Eller’s director fees are included in annual base salary.

Pay elements included in the annual total compensation calculation for each employee include:

•	Base salary received in fiscal year 2019
•	Annual incentive payment based on Company performance in fiscal year 2019
•	Retirement contributions to the 401(k) profit sharing plan
•	Medical benefits
•	Group Term Life Insurance premiums

Based on the above methodology for determining annual total compensation for comparison purposes, the annualized total compensation for fiscal year 2019 for the CEO of the Company’s subsidiary, The Farmers & Merchants State Bank was $588,875 (which also included a monthly Car Allowance and restricted Stock Awards available to Officers), and for the Median Employee was $40,211.  The resulting ratio of the CEO’s pay for the Company’s subsidiary, The Farmers & Merchants State Bank, to the pay of the Median Employee for fiscal year 2019 is 14.64 to 1.00.

Director Compensation Discussion

The Compensation Committee reviews the level of compensation of our directors on an annual basis. To determine the appropriateness of the current level of compensation for directors, the Committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies and survey data collected by members of the Compensation Committee.

At the Committee's request, the President and Chief Executive Officer compiled an analysis of director fees and the number of directors from the nine peer bank holding companies also used for comparison of executive officer compensation.  The Committee reviews this information at least once a year in conjunction with events in the industry and marketplace to determine if any changes or revisions are deemed necessary.

Cash compensation is paid to directors in the form of retainers and meeting fees.  The director fee structure effective January 1, 2019 was as follows:

•	Director Retainer Fee of $25,000 per year;
•	Chairman of the Board Retainer Fee of $32,000 per year;
•	Directors Fee of $800 per board meeting attended;
•	Board Committee Chairman Fee of $700 paid to all Board Committee Chairpersons per Board Committee meeting attended; and
•	Meeting Fees for Other Board Committees of $600 per meeting attended.

Directors participating in a meeting by telephone/video conference call were compensated one-half the meeting fee for that particular meeting.  Full time employee Directors were not paid for Committee meetings.  Additionally, reimbursement for out-of-pocket travel expenses were provided for those Directors residing outside a 60-mile radius of the Corporate Office of the Company located in Archbold, Ohio.  The table regarding Director Fees Earned or Paid in Cash reflects the fee structure in effect during 2019.

The Committee reviewed the director fee structure in November 2019.  Based on the size of the Bank and the Company’s listing on the NASDAQ Capital Market Exchange, adjustments to the Board Retainer Fees and Meeting fees were recommended.  The following director fee structure became effective January 1, 2020:

•	Director Retainer Fee of $25,000 per year;
•	Chairman of the Board Retainer Fee of $32,000 per year;
•	Directors Fee of $800 per Board Committee meeting attended;
•	Board Committee Chairman Fee of $700 paid to all Board Committee Chairpersons per Board Committee meeting attended; and
•	Meeting Fees for Other Board Committees of $600 per Board Committee meeting attended.
•

Beginning in 2020, in addition to the above noted cash retainer, each Director is being paid a retainer of $4,000 in Company common shares.  The award will be made in June of each year.  The award is subject to a prorated service reduction for service of less than the full calendar year as a result of commencing service after January 1, or as a result of anticipated retirement during the year under the Company’s director retirement age of 72.

Directors participating in a meeting by telephone/video conference call will continue to be compensated one-half the meeting fee for that particular meeting.  Additionally, reimbursement for out-of-pocket travel expenses will be provided for those Directors residing outside a 60-mile radius of the Corporate Office of the Company located in Archbold, Ohio.

2019 Director Compensation

Name	Fees Earned or Paid in Cash
Andrew Briggs	$41,300	(1)
Eugene N. Burkholder	$41,000
Lars B. Eller	$0	(2)
Steven A. Everhart	$48,250
Jo Ellen Hornish	$43,800
Jack C. Johnson	$50,500
Marcia S. Latta	$37,600
Steven J. Planson	$45,900
Anthony J. Rupp	$38,800
Kevin J. Sauder	$38,700
Paul S. Siebenmorgen	$36,400
K. Brad Stamm	$42,600

(1)   Included in the noted fees is $2,600 paid to Mr. Briggs for services as an “at will” officer of the Bank in 2019.  On February 5, 2020, the Bank and Mr. Briggs entered into an employment agreement significantly expanding the services to be provided to the Bank by Mr. Briggs as First Senior Vice President of Business Development/Indiana.  The employment agreement has a term ending December 31, 2021 and includes a covenant prohibiting Mr. Briggs from competing with the Bank during the term of the agreement and for a one-year period thereafter.  Mr. Briggs will be paid a base salary of $125,000, plus customary benefits available to other employees, but he will not participate in the Bank’s cash incentive plan.  In addition, Mr. Briggs, will be entitled to receive incentive compensation in connection with acquisitions made by the Company for which he is primarily responsible.  Such incentive compensation is equal to 0.005 times the merger consideration paid in any such transaction, subject to a cap of $250,000 in regard to any transaction.  The payments to be made to Mr. Briggs under the employment agreement are in addition to fees paid to him as a director of the Company and the Bank.

(2)   Pursuant to the terms of his Employment Agreement, Mr. Eller is not separately compensated for attendance at Board or Committee meetings, and director fees are deemed to be included in his base salary.

Director compensation is intended to retain and help attract appropriate individuals to serve.  In consideration of the Company’s listing on the NASDAQ Capital Market Exchange and based on a Director’s increased responsibility and accountability, the committee feels director compensation should be fair and equitable in comparison to peers.  Considering the current regulatory focus on the banking industry, increased shareholder and public scrutiny, and the economic times, performance expectations such as wise counsel, strong leadership, and board member involvement through regular board meeting attendance and committee meeting attendance are extremely important and should be appropriately compensated.

Compensation Committee Report on Executive Compensation

The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of executive officers.  The Compensation Committee sets performance goals and objectives for the President and Chief Executive Officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the Compensation Committee may retain the services of a compensation consultant and consider recommendations from the President and Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee assesses the information it receives in accordance with its business judgment. The Compensation Committee also periodically reviews director compensation. All decisions with respect to executive and director compensation are approved by the Compensation Committee and recommended to the full board for ratification.

The Compensation Committee has reviewed and discussed the disclosures contained in the section of this Proxy Statement captioned – “Compensation Discussion and Analysis” (the "CD&A") with management.  In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the proxy statement for the 2020 Annual Meeting of Shareholders.

Respectfully submitted by the Compensation Committee of the Board of Directors:

Kevin J. Sauder, Chairman

Steven A. Everhart, Jack C. Johnson, Anthony J. Rupp

Related Party Transactions

Director Independence

The Corporate Governance and Nominating Committee of the Board of Directors of the Company undertakes a review of director independence annually and reports on its findings to the full Board in connection with its recommendation of nominees for election to the Board of Directors. Based upon this review, the Board of Directors has determined that all directors have met the independence standards of the NASDAQ Marketplace Rules, with the exception of Mr. Siebenmorgen, the former President and Chief Executive Officer of the Company and Mr. Eller, the current President and Chief Executive Officer of the Company and the Bank, and Mr. Briggs, the First Senior Vice President of Business Development/Indiana of the Bank.  In determining the independence of the members of the Board of Directors, the Corporate Governance and Nominating Committee and the Board considered the following relationship:

Steven A. Everhart, who currently serves as the Chairman of the Audit Committee, is related indirectly by marriage to Marilyn Johnson, Vice President and Compliance Manager of the Bank, who is not deemed to be an “executive officer” of the Bank or Company.

Transactions with Related Parties

Certain directors, nominees, and executive officers or their associates were customers of and had transactions with the Company or its subsidiary during 2018. Transactions that involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons and did not involve more than the normal risk of collectability or present other unfavorable features. Except as discussed above, no director, executive officer or beneficial owner of more than five percent of the Company’s outstanding voting securities (or any member of their immediate families) had any direct or indirect material interest in any transaction (other than loan transactions in the ordinary course as described) with the Company during 2019 or proposes to engage in any transaction with the Company, in which the amount involved exceeds $120,000.

Review, Approval or Ratification of Transactions with Related Persons

The Company’s Code of Ethics and Business Conduct requires that all related party transactions be pre-approved by the Company’s Audit Committee.  Exemptions from that pre-approval requirement are routine banking transactions, including deposit and loan transactions, between our subsidiary and any related party that are made in compliance with, and subject to the approvals required by, all federal and state banking regulations.  In making a determination to approve a related party transaction the Audit Committee will take into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable to the Company than those generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the proposed transaction.

Compensation Committee Interlocks and Insider Participation

In 2019 the Compensation Committee members were Kevin J. Sauder, Chairman, Steven A. Everhart, Jack Johnson, and Anthony Rupp.  No member of the Board's Compensation Committee is, or has been, an officer or employee of the Company, or has had any relationship with the Company or the Bank requiring disclosure under Item 404 of Regulation S-K under the Securities and Exchange Act of 1934.  In addition, no executive officer of the Company or the Bank serves or has served as a member of the Compensation Committee or Board of Directors of any other company (other than the Bank) which employs any member of the Company's Board of Directors.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms filed electronically with the Commission, or written representations from certain reporting persons that no additional reports were required, the Company believes that during 2019 all Section 16(a) filing requirements applicable to its officers and directors were met.

Proposals of Shareholders for Next Annual Meeting

Proposals of shareholders intended to be presented at the 2020 Annual Shareholder’s Meeting must be received at the Company's offices at 307 North Defiance Street, Archbold, Ohio 43502, prior to November 12, 2020 for inclusion in the proxy statement and form of proxy.  Proposals from shareholders for next year’s Annual Meeting received by the Company after January 26, 2021 will be considered untimely.  With respect to such proposals, the Company will vote all shares for which it has received proxies in the interest of the Company as determined in the sole discretion of its Board of Directors.  The Company also retains its authority to discretionarily vote proxies with respect to shareholder proposals received by the Company after November 12, 2020 but prior to January 26, 2021, unless the proposing shareholder takes the necessary steps outlined in Rule 14a-4(c)(2) under the Securities Exchange Act of 1934 to ensure the proper delivery of proxy materials related to the proposal.

Other Matters

The Board of Directors does not know of any other matters that are likely to be brought before the meeting.  However, in the event that any other matters properly come before the meeting, the persons named in the enclosed proxy will vote said proxy in accordance with their judgment on such matters.

A copy of the Company’s Annual Report to Shareholders for the year ended December 31, 2019 is enclosed. A copy of the Company’s Annual Report on Form 10-K for 2019, with exhibits, as filed with the Securities and Exchange Commission (“2019 10-K”), is available to any shareholder free of charge. Shareholders desiring a copy of the 2019 10-K should address written requests to Ms. Barbara J. Britenriker, Chief Financial Officer of Farmers & Merchants Bancorp, Inc., 307 North Defiance Street, Archbold, Ohio 43502, and are asked to mark “2019 10-K Request” on the outside of the envelope containing the request.

         By Order of the Board of Directors

Lydia A. Huber

Corporate Secretary

March 12, 2020

Archbold, Ohio

FARMERS & MERCHANTS BANCORP, INC.

VOTE

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000004

ENDORSEMENT_LINE______________ SACKPACK_______________

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 3:00 AM, EST, April 16, 2020.

Online
Go to www.investorvote.com/FMAO or scan the QR code – login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [X]

2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Company Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors

C 1234567890 JNT

1 U P X 4 4 4 9 2 6

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: http://www.fm.bank/proxy(FMAO)fm2019/fm_info.cfm

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Farmers & Merchants Bancorp, Inc.

+

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 16, 2020

Jack C. Johnson and Anthony J. Rupp, or either of them, each with the power of substitution and to vote as noted herein, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held at the Founders Hall at Sauder Village, 22611 State Route 2, Archbold, Ohio, on Thursday, April 16, 2020, at 7:00PM (local time), and at any adjournments thereof, and to vote as noted herein. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees indicated in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.

This proxy is solicited by the Board of Directors and, unless a choice is specified, confers authority to vote: "FOR" all nominees identified under Proposal 1 and "FOR" Proposals 2 and 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed. This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

+

000004    ENDORSEMENT_LINE______________  SACKPACK_____________     MR  A  SAMPLE  DESIGNATION  (IF  ANY)  ADD  1  ADD  2  ADD  3  ADD  4  ADD  5  ADD  6     Usinga  black  ink  pen,markyour  voteswithanX  as  shown  in  this  example.  Pleasedonotwriteoutsidethedesignatedareas.     MMMMMMMMMMMM  MMMMMMMMMMMMMMM    C123456789    000000000.000000  ext  000000000.000000  ext  000000000.000000  ext  000000000.000000  ext  000000000.000000  ext  000000000.000000  ext    Yourvotematters  –here’showtovote!    Youmayvoteonlineorbyphoneinsteadofmailingthiscard.  Votessubmittedelectronicallymustbe  receivedby3:00AM,EST,April16,2020.     Online  Gotowww.investorvote.com/FMAOorscantheQRcode  —logindetailsare  located  intheshadedbarbelow.    Phone  Calltollfree1-800-652-VOTE(8683)within  theUSA,USterritoriesandCanada.    2020AnnualMeetingProxyCard123456789012345 •  IFVOTINGBYMAIL,SIGN,DETACHANDRETURNTHEBOTTOMPORTION  INTHEENCLOSEDENVELOPE.  •    CompanyProposals—TheBoardofDirectorsrecommendavoteFORallthenomineeslistedandFORProposals2and3.A 1.  ElectionofDirectors  +   For  Withhold  For  Withhold  For  Withhold    01  -AndrewJ.  Briggs  02  -EugeneN.  Burkholder  03  -LarsB.  Eller    04  -StevenA.  Everhart  05  -JoEllenHornish  06  -JackC.  Johnson    07  -MarciaS.  Latta  08  -StevenJ.  Planson  09  -AnthonyJ.  Rupp    10  -KevinJ.  Sauder  11  -PaulS.  Siebenmorgen  12  -K.  BradStamm    For  Against  Abstain  For  Against  Abstain    2.  NonbindingSay-On-Pay  Proposal.Anadvisoryvotetoapprove  3.  NonbindingAuditorRatification.  Anadvisoryvoteonthe  theexecutivecompensationprograms  oftheCompany.  ratificationoftheCompany’sappointmentof  the  independent  registeredpublicaccountingfirm,BKD,LLP.     4.  OtherBusiness  -Totransact  anyotherbusinesswhichmay  properlycomebeforethe  meeting  oranyadjournment  thereof.  AuthorizedSignatures—Thissectionmustbecompletedforyourvotetocount.Pleasedateandsignbelow.B Please  sign  name  as  it  appears.  When  shares  are  held  by  joint  tenants,  both  should  sign.  (If  signed  in  a  fiduciary  capacity,  please  give  full  fiduciary  title.  If  signed  by  a  corporation,  sign  the  full  corporatenamefollowedbythesignatureofthedulyauthorizedofficer.  Ifsignedby  anagent,attach  the  instrument  authorizingtheagenttoexecutetheproxy  oraphotocopythereof).  Date(mm/dd/yyyy) —Pleaseprintdatebelow.  Signature1  —Pleasekeepsignaturewithinthebox.  Signature2  —Pleasekeepsignaturewithinthebox.    MR  A  SAMPLE  (THIS  AREA  IS  SET  UP  TO  ACCOMMODATE    C  1234567890  J  N  T    140  CHARACTERS)  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND  MR  A  SAMPLE  AND     1UPX  444926    MMMMMMM  +  03686F     ImportantnoticeregardingtheInternetavailabilityofproxymaterialsfortheAnnualMeetingofShareholders.  Thematerialisavailableat:http://www.fm.bank/proxy(FMAO)fm2019/fm_info.cfm    •  IFVOTINGBYMAIL,SIGN,DETACHANDRETURNTHEBOTTOMPORTION  INTHEENCLOSEDENVELOPE.  •    Farmers&MerchantsBancorp,  Inc.    +    Noticeof2020AnnualMeetingofShareholders    ProxySolicitedbyBoardofDirectorsforAnnualMeeting  —April16,2020    JackC.JohnsonandAnthonyJ.Rupp,oreitherofthem,eachwiththepowerofsubstitutionandtovoteasnotedherein,areherebyauthorizedtorepresent  andvotethesharesoftheundersigned,withallthepowerswhichtheundersignedwouldpossessifpersonallypresent,attheAnnualMeetingofShareholders  ofFarmers  &MerchantsBancorp,Inc.  tobeheldattheFounders  HallatSauderVillage,22611  StateRoute2,Archbold,  Ohio,  onThursday,  April  16,2020,at  7:00PM(localtime),andatanyadjournmentsthereof,andtovoteasnotedherein.  Byappointingtheabovenamedpersonsasproxyforme,  Igivethemthe  righttovotecumulativelyintheelectionofdirectorsandtocastthenumberofvotesamongthenominees  indicated  insuchproportionastheyshalldeem  appropriate,intheirsolediscretion,unlessIhavewithheldmyvoteforanynominee,inwhichcasevotesshallnotbecastforthatperson.Thisproxyrevokes  allpriorproxiesgivenbytheundersigned.    Thisproxy  issolicited  bythe  Board  ofDirectorsand,unlessa  choice  isspecified,confersauthority  tovote:  “FOR”  allnominees  identified  underProposal1  and  “FOR”  Proposals  2  and  3.  If  any  other  business  is  presented  at  the  meeting,  this  proxy  shall  be  voted  in  accordance  with  the  recommendations  of  management.Allsharesrepresentedbyproperlyexecutedproxieswillbevotedasdirected.Thisproxymayberevokedpriortoitsexercisebyeitherwritten  noticeorpersonallyatthemeetingorbyasubsequentlydatedproxy.    (Itemstobevotedappearonreverseside)    Non-VotingItemsC ChangeofAddress  —Pleaseprintnewaddressbelow.  Comments  —Pleaseprintyourcommentsbelow.     +

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: http://www.fm.bank/proxy(FMAO)fm2019/fm_info.cfm

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Farmers & Merchants Bancorp, Inc.

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — April 16, 2020

Jack C. Johnson and Anthony J. Rupp, or either of them, each with the power of substitution and to vote as noted herein, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Farmers & Merchants Bancorp, Inc. to be held at the Founders Hall at Sauder Village, 22611 State Route 2, Archbold, Ohio, on Thursday, April 16, 2020, at 7:00PM (local time), and at any adjournments thereof, and to vote as noted herein. By appointing the above named persons as proxy for me, I give them the right to vote cumulatively in the election of directors and to cast the number of votes among the nominees indicated in such proportion as they shall deem appropriate, in their sole discretion, unless I have withheld my vote for any nominee, in which case votes shall not be cast for that person. This proxy revokes all prior proxies given by the undersigned.

This proxy is solicited by the Board of Directors and, unless a choice is specified, confers authority to vote: "FOR" all nominees identified under Proposal 1 and "FOR" Proposals 2 and 3. If any other business is presented at the meeting, this proxy shall be voted in accordance with the recommendations of management. All shares represented by properly executed proxies will be voted as directed. This proxy may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.

(Items to be voted appear on reverse side)

MMMMMMMMMMMM     Usinga  black  ink  pen,markyour  voteswithanX  as  shown  in  this  example.  Pleasedonotwriteoutsidethedesignatedareas.     2020 Annual Meeting Proxy Card    •  IF VOTING BY MAIL, SIGN, DETACHAND RETURN THE BOTTOMPORTION IN THE ENCLOSED ENVELOPE.  •    Compnay Proposals — The Board of Directors recommend a vote FORall the nominees listed and FORProposals 2 and 3.ACompany 1.Election of Directors  +    For  Withhold  For  Withhold  For  Withhold    01 - Andrew J. Briggs     02 - Eugene N. Burkholder     03 - Lars B. Eller    04 - Steven A. Everhart     05 - Jo Ellen Hornish     06 - Jack C. Johnson    07 - Marcia S. Latta    08 - Steven J. Planson    09 - Anthony J. Rupp    10 - Kevin J. Sauder    11 - Paul S. Siebenmorgen    12 - K. Brad Stamm     For  Against  Abstain  For  Against  Abstain    2.  Nonbinding Say-On-Pay Proposal. An advisory vote to approve 3.  Nonbinding Auditor Ratification. An advisory vote on thethe executive compensation programs of the Company.  ratification of the Company’s appointment of the independentregistered public accounting firm, BKD, LLP.     4. Other Business - To transact any other business which may properly come before themeeting or any adjournment thereof.  Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.B Please sign name as it appears. When shares are held by joint tenants, both should sign. (If signed in a fiduciary capacity, please give full fiduciary title. If signed by a corporation, sign the full  corporate name followed by the signature of the duly authorized officer. If signed by an agent, attach the instrument authorizing the agent to execute the proxy or a photocopy thereof). Date (mm/dd/yyyy) — Please print date below.  Signature 1 — Please keep signature within the box.  Signature 2 — Please keep signature within the box.     1UPX  444926    +    03687F     ImportantnoticeregardingtheInternetavailabilityofproxymaterialsfortheAnnualMeetingofShareholders.  Thematerialisavailableat:http://www.fm.bank/proxy(FMAO)fm2019/fm_info.cfm    •  IFVOTINGBYMAIL,SIGN,DETACHANDRETURNTHEBOTTOMPORTION  INTHEENCLOSEDENVELOPE.  •    Farmers&MerchantsBancorp,  Inc.    Noticeof2020AnnualMeetingofShareholders    ProxySolicitedbyBoardofDirectorsforAnnualMeeting  —April16,2020    JackC.JohnsonandAnthonyJ.Rupp,oreitherofthem,eachwiththepowerofsubstitutionandtovoteasnotedherein,areherebyauthorizedtorepresent  andvotethesharesoftheundersigned,withallthepowerswhichtheundersignedwouldpossessifpersonallypresent,attheAnnualMeetingofShareholders  ofFarmers  &MerchantsBancorp,Inc.  tobeheldattheFounders  HallatSauderVillage,22611  StateRoute2,Archbold,  Ohio,  onThursday,  April  16,2020,at  7:00PM(localtime),andatanyadjournmentsthereof,andtovoteasnotedherein.  Byappointingtheabovenamedpersonsasproxyforme,  Igivethemthe  righttovotecumulativelyintheelectionofdirectorsandtocastthenumberofvotesamongthenominees  indicated  insuchproportionastheyshalldeem  appropriate,intheirsolediscretion,unlessIhavewithheldmyvoteforanynominee,inwhichcasevotesshallnotbecastforthatperson.Thisproxyrevokes  allpriorproxiesgivenbytheundersigned.    Thisproxy  issolicited  bythe  Board  ofDirectorsand,unlessa  choice  isspecified,confersauthority  tovote:  “FOR”  allnominees  identified  underProposal1  and  “FOR”  Proposals  2  and  3.  If  any  other  business  is  presented  at  the  meeting,  this  proxy  shall  be  voted  in  accordance  with  the  recommendations  of  management.Allsharesrepresentedbyproperlyexecutedproxieswillbevotedasdirected.Thisproxymayberevokedpriortoitsexercisebyeitherwritten  noticeorpersonallyatthemeetingorbyasubsequentlydatedproxy.    (Itemstobevotedappearonreverseside)